EXHIBIT 10.13

GMAC Residential Funding

WAREHOUSING CREDIT AND SECURITY AGREEMENT

BETWEEN

MUNICIPAL MORTGAGE & EQUITY, LLC,
a Delaware limited liability company (“MMA”)
MUNIMAE TEI HOLDINGS, LLC,
a Maryland limited liability company (“MTEI”),
MIDLAND MORTGAGE INVESTMENT CORPORATION,
a Florida corporation (“Midland Mortgage”),
MMA CONSTRUCTION FINANCE, LLC,
a Maryland limited liability company f/k/a MUNIMAE MIDLAND
CONSTRUCTION FINANCE, LLC (“MMA Construction”), and
MMA CAPITAL CORPORATION, a Michigan corporation f/k/a MIDLAND
CAPITAL CORPORATION (“MMA Capital”),
(MMA, MTEI, Midland Mortgage, MMA CONSTRUCTION and MMA
Capital, collectively, “Borrower”)

AND

RESIDENTIAL FUNDING CORPORATION,
a Delaware corporation

Dated as of May 23, 2003

TABLE OF CONTENTS

1.	THE CREDIT		1-1
	1.1.	The Warehousing Commitment	1-1
	1.2.	Expiration of Warehousing Commitment	1-1
	1.3.	Warehousing Note	1-2
2.	PROCEDURES FOR OBTAINING ADVANCES		2-1
	2.1.	Warehousing Advances	2-1
3.	INTEREST, PRINCIPAL AND FEES		3-1
	3.1.	Interest	3-1
	3.2.	Interest Limitation	3-2
	3.3.	Principal Payments	3-2
	3.4.	Buydowns	3-4
	3.5.	Compensating Balances	3-5
	3.6.	Non-Usage Fees	3-5
	3.7.	INTENTIONALLY OMITTED	3-6
	3.8.	Loan Package Fees	3-6
	3.9.	Miscellaneous Fees and Charges	3-6
	3.10.	Extension Fee	3-6
	3.11.	Overdraft Advances	3-6
	3.12.	Method of Making Payments	3-6
4.	COLLATERAL		4-1
	4.1.	Grant of Security Interest	4-1
	4.2.	Maintenance of Collateral Records	4-2
	4.3.	Limitations on Security Interest in Servicing Income under Fannie Mae Servicing Contracts	4-3
	4.4.	Release of Security Interest in Pledged Investments and Pledged Securities	4-4
	4.5.	Collection and Servicing Rights	4-5
	4.6.	Return of Collateral at End of Warehousing Commitment	4-5
	4.7.	Delivery of Collateral Documents	4-5
5.	CONDITIONS PRECEDENT		5-1
	5.1.	Initial Advance	5-1
	5.2.	Each Advance	5-4
	5.3.	New Fannie Mae Master Credit Facility Agreements	5-4
	5.4.	INTENTIONALLY OMITTED	5-5
	5.5.	INTENTIONALLY OMITTED	5-5
	5.6.	Force Majeure	5-5
6.	GENERAL REPRESENTATIONS AND WARRANTIES		6-1
	6.1.	Place of Business	6-1
	6.2.	Organization; Good Standing; Subsidiaries	6-1
	6.3.	Authorization and Enforceability	6-1
	6.4.	Approvals	6-2
	6.5.	Financial Condition	6-2
	6.6.	Litigation	6-2
	6.7.	Compliance with Laws	6-2
	6.8.	Regulation U	6-3
	6.9.	Investment Company Act	6-3
	6.10.	Payment of Taxes	6-3

	6.11.	Agreements	6-3
	6.12.	Title to Properties	6-3
	6.13.	ERISA	6-4
	6.14.	No Retiree Benefits	6-4
	6.15.	Assumed Names	6-4
	6.16.	Servicing	6-4
7.	AFFIRMATIVE COVENANTS		7-1
	7.1.	Payment of Obligations	7-1
	7.2.	Financial Statements	7-1
	7.3.	Other Borrower Reports	7-2
	7.4.	Maintenance of Existence; Conduct of Business	7-3
	7.5.	Compliance with Applicable Laws	7-3
	7.6.	Inspection of Properties and Books; Operational Reviews	7-3
	7.7.	Notice	7-4
	7.8.	Payment of Debt, Taxes and Other Obligations	7-4
	7.9.	Insurance	7-4
	7.10.	Closing Instructions	7-4
	7.11.	Subordination of Certain Indebtedness	7-5
	7.12.	Other Loan Obligations	7-5
	7.13.	ERISA	7-5
	7.14.	Use of Proceeds of Warehousing Advances	7-5
	7.15.	INTENTIONALLY OMITTED	7-5
8.	NEGATIVE COVENANTS		8-1
	8.1.	Contingent Liabilities	8-1
	8.2.	Pledge of Servicing Contracts	8-1
	8.3.	Restrictions on Fundamental Changes	8-1
	8.4.	Deferral of Subordinated Debt	8-1
	8.5.	Loss of Eligibility	8-1
	8.6.	Accounting Changes	8-2
	8.7.	Leverage Ratio	8-2
	8.8.	Minimum Consolidated Tangible Net Worth	8-2
	8.9.	Minimum Consolidated Modified Net Worth	8-2
	8.10.	Ratio of CAD to Annual Debt Payments	8-2
	8.11.	Distributions to Members	8-2
	8.12.	Underwriting Guidelines	8-2
9.	SPECIAL REPRESENTATIONS, WARRANTIES AND COVENANTS CONCERNING COLLATERAL		9-1
	9.1.	Special Representations and Warranties Concerning Eligibility as Seller/Servicer of Mortgage Loans	9-1
	9.2.	Special Representations and Warranties Concerning Warehousing Collateral	9-1
	9.3.	Special Affirmative Covenants Concerning Warehousing Collateral	9-3
	9.4.	Special Negative Covenants Concerning Warehousing Collateral	9-4
	9.5.	Special Representation and Warranty Concerning Fannie Mae DUS Program Reserve Requirements	9-4
	9.6.	Special Representations and Warranties Concerning Special Fannie Mae Mortgage Loans	9-5
	9.7.	Special Representations and Warranties Concerning FHA Mortgage Loans	9-5
	9.8.	Special Representations and Warranties Concerning Bridge Mortgage Loans	9-6
	9.9.	Special Covenants Concerning Special Fannie Mae Mortgage Loans	9-6
	9.10.	INTENTIONALLY OMITTED	9-6
10.	DEFAULTS; REMEDIES		10-1

	10.1.	Events of Default	10-1
	10.2.	Remedies	10-2
	10.3.	Application of Proceeds	10-5
	10.4.	Lender Appointed Attorney-in-Fact	10-5
	10.5.	Right of Set-Off	10-6
11.	MISCELLANEOUS		11-1
	11.1.	Notices	11-1
	11.2.	Reimbursement of Expenses; Indemnity	11-1
	11.3.	Financial Information	11-2
	11.4.	Terms Binding Upon Successors; Survival of Representations	11-2
	11.5.	Assignment and Participations	11-2
	11.6.	Amendments	11-3
	11.7.	Governing Law	11-3
	11.8.	Relationship of the Parties	11-3
	11.9.	Severability	11-4
	11.10.	Consent to Credit References	11-4
	11.11.	Counterparts	11-4
	11.12.	Headings/Captions	11-4
	11.13.	Entire Agreement	11-4
	11.14.	Consent to Jurisdiction	11-4
	11.15.	Waiver of Jury Trial	11-5
	11.16.	Waiver of Punitive, Consequential, Special or Indirect Damages	11-5
	11.17.	Confidentiality	11-5
12.	DEFINITIONS		12-1
	12.1.	Defined Terms	12-1
	12.2.	Other Definitional Provisions; Terms of Construction	12-13

EXHIBITS

Exhibit A-MF	Request for Warehousing Advance Against Eligible Investments

Exhibit B-MF	Procedures and Documentation for Warehousing Mortgage Loans

Exhibit B-MF/BL	Procedures and Documentation for Warehousing Builder Loans

Exhibit B-MF/BR	Procedures and Documentation for Warehousing Bridge Mortgage Loans

Exhibit B-MF/FHA	Procedures and Documentation for Warehousing FHA Mortgage Loans

Exhibit B-MF/MB	Procedures and Documentation for Warehousing Municipal Bonds

Exhibit B-MF/SFNMA	Procedures and Documentation for Warehousing Special Fannie Mae Mortgage Loans

Exhibit C	Schedule of Servicing Portfolio

Exhibit D	Subsidiaries

Exhibit E	Compliance Certificate

Exhibit F	Schedule of Lines of Credit

Exhibit G	Assumed Names

Exhibit H	Eligible Investments and Other Assets

Exhibit I	Collateral Operations Fee Schedule

Exhibit J	Terms of Guaranteed Obligations

Exhibit K	Schedule of Master Credit Facility Agreement

WAREHOUSING CREDIT AND SECURITY AGREEMENT

WAREHOUSING CREDIT AND SECURITY AGREEMENT, dated as of May 23, 2003 between MUNICIPAL MORTGAGE & EQUITY, LLC, a Delaware limited liability company, (“MMA”), MUNIMAE TEI HOLDINGS, LLC, a Maryland limited liability company (“MTEI”), MIDLAND MORTGAGE INVESTMENT CORPORATION, a Florida corporation (“Midland Mortgage”), MMA CONSTRUCTION FINANCE, LLC fka MUNIMAE MIDLAND CONSTRUCTION FINANCE, LLC, a Maryland limited liability company (“MMA Construction”), and MMA CAPITAL CORPORATION, a Michigan corporation f/k/a MIDLAND CAPITAL CORPORATION (“MMA Capital”) (MMA, MTEI, Midland Mortgage, MMA Construction and MMA Capital, collectively, “Borrower”) and RESIDENTIAL FUNDING CORPORATION, a Delaware corporation (“Lender”).

A.	Borrower has requested certain financing from Lender.

B.	Lender has agreed to provide that financing to Borrower subject to the terms and conditions of this Agreement.

C.	Subject to Borrower’s satisfaction of the conditions set forth in Article 5, the “Closing Date” for the transactions contemplated by this Agreement is May 23, 2003.

NOW, THEREFORE, the parties to this Agreement agree as follows:

1.	THE CREDIT

1.1.	The Warehousing Commitment

On the terms and subject to the conditions and limitations of this Agreement, including Exhibit H, Lender agrees to make Warehousing Advances to Borrower from the Closing Date to the Business Day immediately preceding the Warehousing Commitment Termination Date, during which period Borrower may borrow, repay and reborrow in accordance with the provisions of this Agreement. Lender has no obligation to make Warehousing Advances in excess of the Warehousing Commitment Amount. While a Default or Event of Default exists, Lender may refuse to make any additional Warehousing Advances to Borrower. All Warehousing Advances under this Agreement constitute a single indebtedness, and all of the Collateral is security for the Warehousing Note and for the performance of all of the Obligations. Warehousing Advances will be made either to MMA, MTEI, Midland Mortgage, MMA Construction or MMA Capital, as requested by either MMA, MTEI, Midland Mortgage, MMA Construction or MMA Capital, but will be deemed made to or for the benefit of MMA and the requesting Borrower, and MMA and the requesting Borrower, jointly and severally, is obligated to repay each Warehousing Advances made under the Warehousing Commitment. With respect to its obligation to repay Warehousing Advances made to any other Borrower, MMA agrees to the terms set forth in Exhibit J.

1.2.	Expiration of Warehousing Commitment

The Warehousing Commitment expires on the earlier of (the “Warehousing Commitment Termination Date”): (a) April 30, 2005, as the same may be extended in writing by Lender, in its sole discretion, unless Borrower notifies Lender that it will not accept such extension, on which date the Warehousing Commitment will expire of its own term without the necessity of Notice or action by Lender, and (b) the date the Warehousing Commitment is terminated under Section 10.2.

Page 1-1

Dated: 5/23/2003
Amended: 6/11/2004

1.3.	Warehousing Note

Warehousing Advances are evidenced by Borrower’s promissory note, payable to Lender on the form prescribed by Lender (“Warehousing Note”). The term “Warehousing Note” as used in this Agreement includes all amendments, restatements, renewals or replacements of the original Warehousing Note and all substitutions for it. All terms and provisions of the Warehousing Note are incorporated into this Agreement.

End of Article 1

Page 1-2

Dated: 5/23/2003
Amended: 6/11/2004

2.	PROCEDURES FOR OBTAINING ADVANCES

2.1.	Warehousing Advances

To obtain a Warehousing Advance under this Agreement, Borrower must deliver to Lender a completed and signed request for a Warehousing Advance on the then current form approved by Lender (“Warehousing Advance Request”), not later than 1 Business Day before the Business Day on which Borrower desires the Warehousing Advance. Subject to the delivery of a Warehousing Advance Request and the satisfaction of the conditions set forth in Sections 5.1 and 5.2, Borrower may obtain a Warehousing Advance under this Agreement upon compliance with the procedures set forth in this Section and in the applicable Exhibit B, including delivery to Lender of all required Collateral Documents. Lender’s current form of Warehousing Advance Request is set forth in Exhibit A. Upon not less than 3 Business Days’ prior Notice to Borrower, Lender may modify its form of Warehousing Advance Request, and any other Exhibit or document referred to in this Section to conform to current legal requirements or Lender practices and, as so modified, those Exhibits and documents will become part of this Agreement.

End of Article 2

Page 2 -1

Dated: 5/23/2003
Amended: 6/11/2004

3.	INTEREST, PRINCIPAL AND FEES

3.1.	Interest

3.1(a)	Except as otherwise provided in this Section, Borrower must pay interest on the unpaid amount of each Warehousing Advance from the date the Warehousing Advance is made until it is paid in full at the Interest Rate specified in Exhibit H.

3.1(b)	As long as no Default or Event of Default exists, Borrower is entitled to receive a benefit based on the average monthly Eligible Balances of Borrower maintained at a Designated Bank. For the purposes of this Section, all Advances will be called “Applicable Advances.” After the end of each month, Lender will calculate the portion (“Balance Funded Portion”) of the Applicable Advances that is equal to the lesser of (1) the average amount of Applicable Advances outstanding during such month or (2) the average amount of Eligible Balances on deposit in non-interest bearing demand deposit and time deposit accounts with a Designated Bank during such month. Interest that would otherwise be payable by Borrower under Exhibit H will be reduced by a “Balance Funding Credit” equal to:

Balance Funded Portion x [(IR – BFR) / AB] x ADP,

where “IR” is the weighted daily average of the Index Rate otherwise applicable under Exhibit H. “BFR” is the applicable Balance Funded Rate, “AB” is the Accrual Basis and “ADP” is the number of days in the month (or other applicable period) for which the Balance Funding Credit is applicable. The Applicable Advances outstanding during a month will be allocated to the Balance Funded Portion in the order determined by Lender in its sole discretion.

If, for any month, a portion of the average amount of Eligible Balances on deposit in non-interest bearing demand deposit or time deposit accounts remains (“Remainder”) after the Balance Funded Portion has been deducted, or Borrower has Eligible Balances on deposit in interest-bearing demand deposit or time deposit accounts in respect of which Lender has received a Depository Benefit, Lender will provide a benefit in the form of an “Earnings Credit” on the Eligible Balances maintained in time deposit accounts with the Designated Bank, and Lender will provide a benefit in the form of an “Earnings Allowance” on the Eligible Balances maintained in demand deposit accounts with the Designated Bank. Any Earnings Allowance will be used first and any Earnings Credit will be used second as a credit against Miscellaneous Fees and Charges (including Designated Bank Charges) and against other fees payable to Lender under this Agreement, including Non-Usage Fees, and Loan Package Fees, and may be used, at Lender’s option, to reduce accrued interest. Any Earnings Allowance not used during the month in which the benefit was received will be accumulated and must be used within 6 months of the month in which the benefit was received. As long as no Default or Event of Default exists, any Earnings Credit not used during the month in which the benefit was received will be used to provide a cash benefit to Borrower. Any Earnings Credit retained by Lender as a result of a Default or Event of Default will be applied to the payment of Borrower’s Obligations in the order Lender determines in its sole discretion.

The Balance Funded Portion, the Balance Funding Credit, the Earnings Credit and the Earnings Allowance for any month will be determined by Lender in its sole discretion and Lender’s determination of those amounts is conclusive and binding absent manifest error. In no event will the aggregate amount of the benefits received by Borrower under this Section exceed the Depository Benefit.

Page 3-1

Dated: 5/23/2003
Amended: 6/11/2004

Either party to this Agreement may terminate the benefits provided for in this Section, in whole or in part, effective immediately upon Notice to the other party, if the terminating party determines (which determination is conclusive and binding on the other party, absent manifest error) at any time that any applicable law, rule, regulation, order or decree or any interpretation or administration of any such law, rule, regulation, order or decree by any governmental authority charged with its interpretation or administration, or compliance by such party with any request or directive (whether or not having the force of law) of any such authority, makes it unlawful or impossible for the party sending the Notice to continue to offer or receive all or any portion of the benefits provided for in this Section. No Notice is required for a termination of benefits as a result of a Default or Event of Default.

3.1(c)	Lender computes interest on the basis of the actual number of days in each month and a year of 360 days (“Accrual Basis”). Borrower must pay interest monthly in arrears, not later than 9 days after the date of Lender’s invoice or, if applicable, 2 days after the date of Lender’s account analysis statement, commencing with the first month following the Closing Date and on the Warehousing Maturity Date.

3.1(d)	If, for any reason, (1) Borrower repays a Warehousing Advance on the same day that it was made by Lender or (2) Borrower instructs Lender not to make a previously requested Warehousing Advance after Lender has reserved funds or made other arrangements necessary to enable Lender to fund that Warehousing Advance, Borrower agrees to pay to Lender an administrative fee equal to 1 day of interest on that Warehousing Advance at the rate of 1.50% per annum. Borrower must pay all administrative fees within 9 days after the date of Lender’s invoice or, if applicable, within 2 days after the date of Lender’s account analysis statement.

3.1(e)	After an Event of Default occurs and upon Notice to Borrower by Lender, the unpaid amount of each Warehousing Advance will bear interest at the Default Rate until paid in full.

3.1(f)	Lender will adjust the rates of interest provided for in this Agreement as of the effective date of each change in the applicable index. Lender’s determination of such rates of interest as of any date of determination are conclusive and binding, absent manifest error.

3.2.	Interest Limitation

Lender does not intend, by reason of this Agreement, the Warehousing Note or any other Loan Document, to receive interest in excess of the amount permitted by applicable law. If Lender receives any interest in excess of the amount permitted by applicable law, whether by reason of acceleration of the maturity of this Agreement, the Warehousing Note or otherwise, Lender will apply the excess to the unpaid principal balance of the Warehousing Advances and not to the payment of interest. If all Warehousing Advances have been paid in full and the Warehousing Commitment has expired or has been terminated, Lender will remit any excess to Borrower. This Section controls every other provision of all agreements between Borrower and Lender and is binding upon and available to any subsequent holder of the Warehousing Note.

3.3.	Principal Payments

3.3(a)	Borrower must pay Lender the outstanding principal amount of all Warehousing Advances on the Warehousing Maturity Date.

Page 3-2

Dated: 5/23/2003
Amended: 6/11/2004

3.3(b)	Except as otherwise provided in Section 3.1, Borrower may prepay any portion of the Warehousing Advances without premium or penalty at any time.

3.3(c)	Upon telephonic or written Notice to Borrower by Lender, Borrower must pay to Lender, and Borrower authorizes Lender to cause the Funding Bank to charge Borrower’s Operating Account for, the amount of any outstanding Warehousing Advance against a specific Pledged Asset upon the earliest occurrence of any of the following events:

(1)	For any Pledged Investment, the Warehouse Period elapses.

(2)	For any Pledged Investment, the Shipped Period elapses.

(3)	On the date a Warehousing Advance was made if the Pledged Investment to be funded by that Warehousing Advance is not closed and funded.

(4)	One (1) Business Day elapses from the date a Warehousing Advance was made against a Pledged Investment, without receipt of the Collateral Documents relating to that Pledged Investment required to be delivered on that date.

(5)	Ten (10) Business Days elapse without the return of a Collateral Document delivered by Lender to Borrower under a Trust Receipt for correction or completion.

(6)	On the date on which a Pledged Investment is determined to have been originated based on untrue, incomplete or inaccurate information or otherwise to be subject to fraud, whether or not Borrower had knowledge of the misrepresentation, incomplete or incorrect information or fraud, on the date on which Borrower knows, has reason to know, or receives Notice from Lender, that (A) one or more of the representations and warranties set forth in Article 9 were inaccurate or incomplete in any material respect on any date when made or deemed made, or (B) Borrower has failed to perform or comply with any covenant, term or condition applicable to it set forth in Article 9.

(7)	On the date the Pledged Investment or a Lien prior to the Mortgage securing repayment of the Pledged Investment is defaulted and remains in default for a period of 60 days or more.

(8)	On the mandatory delivery date of the related Purchase Commitment if the specific Pledged Investment has not been delivered under the Purchase Commitment prior to such mandatory delivery date, or on the date the related Takeout Commitment expires or is terminated.

(9)	Three (3) Business Days after the date a Pledged Mortgage is rejected for purchase, financing or refinancing under a Takeout Commitment, unless another Takeout Commitment satisfying the requirements of this Agreement is provided within that 3 Business Day period.

(10)	Upon the sale, other disposition or prepayment of any Pledged Investment or, with respect to a Pledged Investment included in an Eligible Mortgage Pool, upon the sale or other disposition of the related Agency Security.

(11)	With respect to any Pledged Investment, any of the Collateral Documents, upon examination by Lender, are found not to be in compliance with the requirements of this Agreement or the related Takeout Commitment.

Page 3-3

Dated: 5/23/2003
Amended: 6/11/2004

(12)	With respect to any Warehousing Advance outstanding against a Pledged Investment that is not subject to a Purchase Commitment, the date on which the commitment to provide the permanent financing or Replacement Loan that will refinance such Warehousing Advance or Pledged Investment shall cease to be in full force and effect, or the lender shall assert any right not to finance such Pledged Investment or make such Replacement Loan thereunder.

3.3(d)	In addition to the payments required by this Section 3.3, if the principal amount of any Pledged Investment is prepaid in whole or in part while a Warehousing Advance is outstanding against the Pledged Investment, Borrower must pay to Lender, without the necessity of prior demand or Notice from Lender, and Borrower authorizes Lender to cause the Funding Bank to charge Borrower’s Operating Account for, the amount of the prepayment, to be applied against the Warehousing Advance.

3.3(e)	The proceeds of the sale or other disposition of Pledged Assets must be paid directly by the Investor to the Cash Collateral Account. Borrower must give Notice to Lender in writing or by telephone (followed promptly by written Notice) of the Pledged Assets for which proceeds have been received. Upon receipt of Borrower’s Notice, Lender will apply any proceeds deposited into the Cash Collateral Account to the payment of the Warehousing Advances related to the Pledged Assets identified by Borrower in its Notice, and those Pledged Assets will be considered to have been redeemed from pledge. Lender is entitled to rely upon Borrower’s affirmation that deposits in the Cash Collateral Account represent payments from Investors for the purchase of the Pledged Assets specified by Borrower in its Notice. If the payment from an Investor for the purchase of Pledged Assets is less than the outstanding Warehousing Advances against the Pledged Assets identified by Borrower in its Notice, Borrower must pay to Lender, and Borrower authorizes Lender to cause the Funding Bank to charge Borrower’s Operating Account in, an amount equal to that deficiency. As long as no Default or Event of Default exists, Lender will return to Borrower any excess payment from an Investor for Pledged Assets.

3.3(f)	Lender reserves the right to revalue any Pledged Investment. Borrower must pay to Lender, without the necessity of prior demand or Notice from Lender, and Borrower authorizes Lender to cause the Funding Bank to charge Borrower’s Operating Account for, any amount required after any such revaluation to reduce the principal amount of the Warehousing Advance outstanding against the revalued Pledged Investment to an amount equal to the Advance Rate for the applicable type of Eligible Investment multiplied by the Fair Market Value of the Pledged Investment.

3.3(g)	Borrower must give Lender Notice not later than 1:00 p.m. on the Business Day immediately preceding the payment to Lender of proceeds of Pledged Assets or any other payment on the Obligations if the amount of the payment exceeds $20,000,000. If Lender is unable to reinvest that payment as a result of Borrower’s failure to provide such Notice, Borrower must pay to Lender an administrative fee equal to 1 day of interest on the amount of that payment at a rate of 1.50% per annum. Administrative and other fees are due and payable in the same manner as interest is due and payable under this Agreement.

3.4.	Buydowns

Borrower may prepay a portion of the Warehousing Advances outstanding (a “Buydown”) upon Notice to Lender not later than (a) 1:00 p.m. on the Business Day immediately preceding the Business Day on which Borrower desires to make a Buydown in the amount of $10,000,000 or more or (b) 1:00 p.m. on the Business Day on which Borrower desires to make a Buydown in an

Page 3-4

Dated: 5/23/2003
Amended: 6/11/2004

amount less than $10,000,000. Each Buydown must be in an amount not less than $1,000,000 or in integral multiples of $250,000 in excess of that amount, and Buydowns may not exceed, in the aggregate, the amount outstanding against Pledged Investments. A Buydown is a reduction in the aggregate amount of the Warehousing Advances outstanding against Pledged Investments, but does not represent the prepayment of any particular Warehousing Advance, and does not entitle Borrower to the release of any Collateral. Lender may apply Buydowns to reduce interest payable by Borrower on outstanding Warehousing Advances in any order that Lender determines in its sole discretion. Unless a Default or Event of Default exists, Borrower may reborrow all or any portion of a Buydown upon Notice to Lender not later than (m) 1:00 p.m. on the Business Day immediately preceding the Busines Day on which borrower desires to reborrow $10,000,000 or more or (n) 1:00 p.m. on the Business Day that Borrower desires to reborrow an amount less than $10,000,000. If Lender receives Buydowns or a combination of Buydowns and payments of Warehousing Advances that exceed the aggregate principal balance of the Warehousing Advances outstanding Pledged Investments (an “Excess Buydown”), as long as no Default or Event of Default exists, Lender shall, at the request of Borrower, re-advance to Borrower all or any portion of an Excess Buydown by causing the Funding Bank to credit the Operating Account in that amount. Lender has no obligation to pay or otherwise provide to Borrower any interest, dividends or other benefits on an Excess Buydown.

3.5.	Compensating Balances

Borrower shall maintain at a Designated Bank, so long as the Warehousing Commitment is outstanding, Eligible Balances in an average amount during any Calendar Quarter not less than $10,000,000 with respect to which Lender receives a Depository Benefit. If, during any Calendar Quarter or portion thereof while the Warehousing Commitment is outstanding, Borrower shall fail to maintain the level of balances required hereby, Borrower shall pay Lender a Non-Usage Fee as calculated in Section 3.6 below for such Calendar Quarter or portion thereof.

3.6.	Non-Usage Fees

At the end of each Calendar Quarter during the term of this Agreement, unless Borrower has satisfied the requirement of Section 3.5 for such Calendar Quarter, Lender will determine the average usage of the Warehousing Commitment by calculating the arithmetic daily average of the Warehousing Advances outstanding during such Calendar Quarter (“Used Portion”). Lender will then subtract the Used Portion from $12,500,000, and the result, if positive, will be known as the “Unused Portion”. Borrower agrees to pay to Lender a fee (“Non-Usage Fee”) in the amount of 0.5% per annum of the Unused Portion during such Calendar Quarter. The Non-Usage Fee is payable quarterly, in arrears. Lender computes the Non-Usage Fee on the basis of the actual number of days in each Calendar Quarter and a year of 365 days. Borrower must pay the Non-Usage Fee within 10 days after the date of Lender’s invoice or account analysis statement. If the date set forth in the definition of Warehousing Commitment Termination Date occurs on a day other than the last day of a Calendar Quarter, Borrower must pay the prorated portion of the Non-Usage Fee due from the beginning of the then current Calendar Quarter to and including that date. Borrower is not entitled to a reduction in the amount of the Non-Usage Fee if (a) the Warehousing Commitment Amount is reduced or (b) the Warehousing Commitment is terminated at the request of Borrower or as a result of an Event of Default. If the Warehousing Commitment terminates at the request of Borrower or as a result of an Event of Default, Borrower must pay, on the date of termination, a Non-Usage Fee in the amount of 0.5% per annum of the Warehousing Commitment Amount in effect immediately prior to the date of termination, for the period from the date of termination to and including the date set forth in the definition of Warehousing Commitment Termination Date. Lender’s determination of the Non-Usage Fee for any period is conclusive and binding, absent manifest error.

Page 3-5

Dated: 5/23/2003
Amended: 6/11/2004

3.7.	INTENTIONALLY OMITTED

3.8.	Loan Package Fees

At the time of each Warehousing Advance against an Eligible Investment, Borrower will incur a loan package fee (“Loan Package Fee”). Borrower must pay all Loan Package Fees in the amount set forth in Exhibit H within 9 days after the date of Lender’s invoice or, if applicable, within 2 days after the date of Lender’s account analysis statement.

3.9.	Miscellaneous Fees and Charges

Borrower must reimburse Lender for all Miscellaneous Fees and Charges. Borrower must pay all Miscellaneous Fees and Charges within 9 days after the date of Lender’s invoice or, if applicable, within 2 days after the date of Lender’s account analysis statement.

3.10.	Extension Fee

If Lender, in its sole discretion, elects to extend the Warehouse Period for any Pledged Investment, Borrower shall pay Lender, on the effective date of such extension, an Extension Fee in such amount as mutually agreed upon between Lender and Borrower.

3.11.	Overdraft Advances

If, under the authorization given by Borrower in the Funding Bank Agreement or pursuant to this Agreement, Lender debits Borrower’s Operating Account or directs the Funding Bank to honor an item presented against the Operating Account and that debit or direction results in an overdraft, Lender may make an additional Warehousing Advance to fund that overdraft (“Overdraft Advance”). Borrower must pay (a) the outstanding amount of any Overdraft Advance, within 1 Business Day after the date of the Overdraft Advance, and (b) interest on the amount of the Overdraft Advance, at a rate per annum equal to the Bank One Prime Rate plus 2%, within 9 days after the date of Lender’s invoice or, if applicable, within 2 days after the date of Lender’s account analysis statement.

3.12.	Method of Making Payments

3.12(a)	Unless otherwise specified in this Agreement, Borrower must make all payments under this Agreement to Lender by the close of business on the date when due unless the date is not a Business Day. If the due date is not a Business Day, payment is due on, and interest will accrue to, the next Business Day. Borrower must make all payments in United States dollars in immediately available funds transferred by wire to accounts designated by Lender.

3.12(b)	Borrower authorizes Lender to cause the Funding Bank to charge Borrower’s Operating Account for any interest or fees due and payable to Lender on or after the 9th day after the date of Lender’s invoice or, if applicable, on or after the 2nd day after the date of Lender’s account analysis statement, without the necessity of prior demand or Notice from Lender.

3.12(c)	While a Default or Event of Default exists, Borrower authorizes Lender to cause the Funding Bank to charge Borrower’s Operating Account for any Obligations due and payable to Lender, without the necessity of prior demand or Notice from Lender.

Page 3-6

Dated: 5/23/2003
Amended: 6/11/2004

End of Article 3

Page 3-7

Dated: 5/23/2003
Amended: 6/11/2004

4.	COLLATERAL

4.1.	Grant of Security Interest

As security for the payment of the Warehousing Note and for the performance of all of Borrower’s Obligations, Borrower grants a security interest to Lender in all of Borrower’s right, title and interest in and to the following described property (“Collateral”):

4.1 (a)	All amounts advanced by Lender to or for the account of Borrower under this Agreement to fund a Mortgage Loan until that Mortgage Loan is closed and those funds disbursed.

4.1 (b)	All Mortgage Loans, Municipal Bonds and Builder Loans, including all Mortgage Notes, Municipal Bonds, Mortgages, Security Agreements, supporting Obligations and Liens evidencing, constituting, securing or otherwise backing those Mortgage Loans, that are delivered or caused to be delivered to Lender (including delivery to a third party on behalf of Lender), or that otherwise come into the possession, custody or control of Lender for the purpose of assignment or pledge, are otherwise described in any Advance Request, or in respect of which Lender has made a Warehousing Advance under this Agreement, and, in the event the Release Amount has not been paid with respect to any Mortgage Loan, Municipal Bond or Builder Loan pledged hereunder, any Refinancing Loan the proceeds of which are used, in whole or in part, to refinance such Mortgage Loan, Municipal Bond or Builder Loan, and with respect to Special Fannie Mae Mortgage Loans, the Mortgage Notes evidencing the Mortgage Loans and all of Borrower’s right, title and interest in and to the Master Credit Facility Agreement and all Mortgage Notes and other agreements, documents and instruments executed and delivered in connection with, or otherwise relating to and referenced in the Master Credit Facility Agreement (collectively, “Pledged Investments”).

4.1 (c)	All Mortgage-backed Securities that are created in whole or in part on the basis of Pledged Investments or that are delivered or caused to be delivered to Lender or that otherwise come into the possession, custody or control of Lender or its agent, bailee or custodian as assignee, or that are pledged to Lender or, for such purpose are registered by book-entry in the name of Lender (including registration in the name of a third party on behalf of Lender), in each case for the purpose of pledge, or in respect of which a Warehousing Advance has been made by Lender under this Agreement (collectively, “Pledged Securities”).

4.1 (d)	All private mortgage insurance and all commitments issued by the FHA to insure or guarantee any Pledged Investment; all Takeout Commitments held by Borrower covering Pledged Investments or Pledged Securities or proposed Refinancing Loans, and all proceeds from the sale or refinancing of Pledged Investments or Pledged Securities to Investors pursuant to those Takeout Commitments; and all personal property, contract rights, servicing rights or contracts and servicing fees and income or other proceeds, amounts and payments payable to Borrower as compensation or reimbursement, accounts, payments, intangibles and general intangibles of every kind relating to Pledged Investments, Pledged Securities, Takeout Commitments, FHA commitments, private mortgage insurance and commitments, and all other documents or instruments relating to Pledged Investments and Pledged Securities, including any interest of Borrower in any fire, casualty or hazard insurance policies and any awards made by any public body or decreed by any court of competent jurisdiction for a taking or for degradation of value in any eminent domain proceeding as the same relate to Pledged Investments.

Page 4-1

Dated: 5/23/2003
Amended: 6/11/2004

4.1 (e)	All Servicing Contracts now owned or created or acquired by Borrower after the date of this Agreement that do not, by their terms, prohibit the creation of a Lien thereon in favor of Lender (collectively, “Pledged Servicing Contracts”).

4.1 (f)	All rights of Borrower to receive payments under or by virtue of the Servicing Contracts owned by Borrower, whether as servicing fees, servicing income, damages, amounts payable upon the cancellation or termination of those Servicing Contracts, interest on the foregoing, or otherwise (collectively, “Pledged Servicing Payments”) .

4.1 (f)	All agreements under which any Servicing Contract owned by Borrower was acquired or is sold by Borrower (including the acquisition or sale of a Person that owns the Servicing Contract), and all documents executed or delivered in connection with that acquisition or sale (collectively, “Pledged Servicing Acquisition/Disposition Agreements”) .

4.1 (f)	All escrow accounts, documents, instruments, files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records (including all information, records, tapes, data, programs, discs and cards necessary or helpful in the administration or servicing of the Collateral) and other information and data of Borrower relating to the Collateral.

4.1 (g)	All cash, whether now existing or acquired after the date of this Agreement, delivered to or otherwise in the possession of Lender or Lender’s agent, bailee or custodian or designated on the books and records of Borrower as assigned and pledged to Lender, and all cash deposited in the Cash Collateral Account, the Wire Disbursement Account and the Operating Account.

4.1 (h)	All Hedging Arrangements related to the Collateral (“Pledged Hedging Arrangements”) and Borrower’s accounts in which those Hedging Arrangements are held (“Pledged Hedging Accounts”), including all rights to payment arising under the Pledged Hedging Arrangements and the Pledged Hedging Accounts, except that Lender’s security interest in the Pledged Hedging Arrangements and Pledged Hedging Accounts applies only to benefits, including rights to payment, related to the Collateral.

4.1 (i)	All cash and non-cash proceeds of the Collateral, including all dividends, distributions and other rights in connection with, and all additions to, modifications of and replacements for, the Collateral, and all products and proceeds of the Collateral, together with whatever is receivable or received when the Collateral or proceeds of Collateral are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including all rights to payment with respect to any cause of action affecting or relating to the Collateral or proceeds of Collateral.

4.1 (j)	Lender’s security interest in Borrower’s computer programs, tapes, discs, cards, accounting records and other information and data (the “Information Collateral”) is solely to enable Lender to service, and enforce Lender’s security interest in, the remaining Collateral. Lender shall have no right to sell or otherwise dispose of the Information Collateral. Borrower shall retain the right to use the Information Collateral to the extent such use does not interfere with Lender’s use thereof.

4.2.	Maintenance of Collateral Records

As long as the Warehousing Commitment is outstanding or there remain any Obligations to be paid or performed under this Agreement or under any other Loan Document, Borrower must preserve and maintain, at its chief executive office and principal place of business or in a regional office approved by Lender, or in the office of a computer service bureau engaged by Borrower

Page 4-2

Dated: 5/23/2003
Amended: 6/11/2004

and approved by Lender and, upon request, make available to Lender the originals, or copies in any case where the originals have been delivered to Lender or to an Investor, of the Mortgage Notes, Mortgages and Security Agreements included in Pledged Investments, Mortgage-backed Securities delivered to Lender as Pledged Securities, Takeout Commitments, and all related Mortgage Loan documents and instruments, and all files, underwriter’s narrative reports, rent rolls, inspection reports, cost schedules, maps, property photographs, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting and financial records and other information and data relating to the Collateral.

4.3.	Limitations on Security Interest in Servicing Income under Fannie Mae Servicing Contracts

Lender has a security interest in all servicing income actually received by Borrower or Lender with respect to the Mortgage Loans (“Designated Loans”) serviced under any Pledged Servicing Contracts between Borrower and Fannie Mae (“Fannie Mae Servicing Contracts”), but not in the Fannie Mae Servicing Contracts or any other income related to the Designated Loans. Lender’s security interest is subject and subordinate to all rights, remedies, powers and prerogatives of Fannie Mae under all applicable selling and servicing agreements between Fannie Mae and Borrower, including the Guides referred to in those selling and servicing agreements (collectively, the “Fannie Mae Agreements”), including Fannie Mae’s right to terminate Borrower’s servicing rights with respect to the Designated Loans as provided in the Fannie Mae Agreements. Without limiting the generality of the foregoing provisions, Lender acknowledges that Borrower’s interest in the property described in Section 4.1 related to the Designated Loans, and therefore Lender’s security interest, is subject to the rights of Fannie Mae. Fannie Mae must approve Lender’s security interest.

Borrower will remain the servicer of the Designated Loans and will continue to service the Designated Loans in accordance with Fannie Mae requirements. Borrower may not pledge any of its servicing rights with respect to the Designated Loans to any other Person. Lender has no right to service the Designated Loans or affect the manner in which Borrower services the Designated Loans. If Fannie Mae terminates Borrower’s servicing rights with respect to the Designated Loans, this pledge will automatically terminate and Fannie Mae has no obligation or liability to Lender in connection with or as a result of such termination.

Upon the occurrence of an Event of Default and the exercise by Lender of its rights under Section 10.2, Lender has the following contractual rights: (a) all servicing fees payable to Borrower with respect to the Designated Loans must be deposited into lockbox accounts held by Lender and (b) Lender may, by Notice, direct Borrower to sell the servicing rights to the Designated Loans. In that event, Borrower must (y) retain a nationally recognized firm that specializes in the sale of Fannie Mae servicing rights (which firm must be reasonably acceptable to Lender) and (z) sell the servicing rights to the Designated Loans to another Fannie Mae lender within 120 days of Lender’s Notice. Any such sale of the servicing rights would be subject to Fannie Mae approval. All proceeds of the sale of the servicing rights by Borrower under the foregoing procedure will be applied first to the expenses of the sale, then to any amounts due to Fannie Mae for Borrower under the Servicing Contracts sold, and then to the outstanding balance of the Obligations (as provided in Section 10.3), with any remaining balance remitted to Borrower. If Borrower cures all Events of Default as provided in this Agreement during the sale process, the sale process will terminate.

Page 4-3

Dated: 5/23/2003
Amended: 6/11/2004

4.4.	Release of Security Interest in Pledged Investments and Pledged Securities

4.4 (a)	Except as provided in Section 4.4 (b), Lender will release its security interest in the Pledged Investments only against payment to Lender of the Release Amount in connection with those Pledged Investments. If Pledged Investments are transferred to a pool custodian or an Investor for inclusion in a Mortgage Pool and Lender’s security interest in the Pledged Investments included in the Mortgage Pool is not released before the issuance of the related Mortgage-backed Security, then that Mortgage-backed Security, when issued, is a Pledged Security, Lender’s security interest continues in the Pledged Investments backing that Pledged Security and Lender is entitled to possession of the Pledged Security in the manner provided in this Agreement.

4.4 (b)	If Pledged Investments are transferred to an Approved Custodian and included in an Eligible Mortgage Pool, Lender’s security interest in the Pledged Investments included in the Eligible Mortgage Pool will be released upon the delivery of the Agency Security to Lender (including delivery to or registration in the name of a third party on behalf of Lender) and that Agency Security is a Pledged Security. Lender’s security interest in that Pledged Security will be released only against payment to Lender of the Release Amount in connection with the Mortgage Loans backing that Pledged Security.

4.4 (c)	Lender has the exclusive right to possession of all Pledged Securities or, if Pledged Securities are issued in book-entry form or issued in certificated form and delivered to a clearing corporation (as that term is defined in the Uniform Commercial Code of Minnesota) or its nominee, Lender has the right to have the Pledged Securities registered in the name of a securities intermediary (as that term is defined in the Uniform Commercial Code of Minnesota) in an account containing only customer securities and credited to an account of Lender. Lender has no duty or obligation to deliver Pledged Securities to an Investor or to credit Pledged Securities to the account of an Investor or an Investor’s designee except against payment for those Pledged Securities. Borrower acknowledges that Lender may enter into one or more standing arrangements with securities intermediaries with respect to Pledged Securities issued in book entry form or issued in certificated form and delivered to a clearing corporation or its designee, under which the Pledged Securities are registered in the name of the securities intermediary, and Borrower agrees, upon request of Lender, to execute and deliver to those securities intermediaries Borrower’s written concurrence in any such standing arrangements.

4.4 (d)	If no Default or Event of Default occurs, Borrower may redeem a Pledged Investment or Pledged Security from Lender’s security interest by notifying Lender of its intention to redeem the Pledged Investment or Pledged Security from pledge and either (1) paying, or causing an Investor to pay, to Lender, for application as a prepayment on the principal balance of the Warehousing Note, the Release Amount in connection with the Pledged Investment or the Pledged Investments backing that Pledged Security, or (2) delivering substitute Collateral that, in addition to being acceptable to Lender in its sole discretion, will, when included with the remaining Collateral, result in a Warehousing Collateral Value of all Collateral held by Lender that is at least equal to the aggregate outstanding Warehousing Advances.

4.4 (e)	After a Default or Event of Default occurs, Lender may, with no liability to Borrower or any Person, continue to release its security interest in any Pledged Investment or Pledged Security against payment of the Release Amount for that Pledged Investment or for the Pledged Investments backing that Pledged Security.

Page 4-4

Dated: 5/23/2003
Amended: 6/11/2004

4.4 (f)	The amount to be paid by Borrower to obtain the release of Lender’s security interest in a Pledged Investment (“Release Amount”) will be (1) in connection with the sale of a Pledged Investment by Lender while an Event of Default exists, the amount paid to Lender in a commercially reasonable disposition of that Pledged Investment and (2) otherwise, until an Event of Default occurs, the principal amount of the Warehousing Advance outstanding against the Pledged Investment.

4.5.	Collection and Servicing Rights

4.5 (a)	If no Event of Default exists, Borrower may service and receive and collect directly all sums payable to Borrower in respect of the Collateral other than proceeds of any Takeout Commitment or proceeds of the sale of any Collateral. All proceeds of any Takeout Commitment or any other sale or refinancing of Collateral must be paid directly to the Cash Collateral Account for application as provided in this Agreement.

4.5 (b)	After an Event of Default, Lender or its designee is entitled to service and receive and collect all sums payable to Borrower in respect of the Collateral, and in such case (1) Lender or its designee in its discretion may, in its own name, in the name of Borrower or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but Lender has no obligation to do so, (2) Borrower must, if Lender requests it to do so, hold in trust for the benefit of Lender and immediately pay to Lender at its office designated by Notice, all amounts received by Borrower upon or in respect of any of the Collateral, advising Lender as to the source of those funds and (3) all amounts so received and collected by Lender will be held by it as part of the Collateral.

4.6.	Return of Collateral at End of Warehousing Commitment

If (a) the Warehousing Commitment has expired or been terminated, and (b) no Warehousing Advances, interest or other Obligations are outstanding and unpaid, Lender will release its security interest and will deliver all Collateral in its possession to Borrower at Borrower’s expense. Borrower’s acknowledgement or receipt for any Collateral released or delivered to Borrower under any provision of this Agreement is a complete and full acquittance for the Collateral so returned, and Lender is discharged from any liability or responsibility for that Collateral.

4.7.	Delivery of Collateral Documents

4.7 (a)	Lender may deliver documents relating to the Collateral to Borrower for correction or completion under a Trust Receipt.

4.7 (b)	If no Event of Default exists, upon delivery by Borrower to Lender of shipping instructions pursuant to the applicable Exhibit B. Lender will deliver the Mortgage Notes evidencing Pledged Investments or Pledged Securities, together with all related loan documents and pool documents previously received by Lender under the requirements of the applicable Exhibit B, to the designated Investor or Approved Custodian or to another party designated by Borrower and acceptable to Lender in its sole discretion.

4.7 (c)	If a Default or Event of Default exists, Lender may, without liability to Borrower or any other Person, continue to deliver Pledged Investments or Pledged Securities, together with all related loan documents and pool documents in Lender’s possession, to the applicable Investor, or Approved Custodian or to another party acceptable to Lender in its sole discretion.

Page 4-5

Dated: 5/23/2003
Amended: 6/11/2004

End of Article 4

Page 4-6

Dated: 5/23/2003
Amended: 6/11/2004

5.	CONDITIONS PRECEDENT

5.1.	Initial Advance

Lender’s obligation to make the initial Warehousing Advance is subject to the satisfaction, in the sole discretion of Lender, of the following conditions precedent:

5.1 (a)	Lender must receive the following, all of which must be satisfactory in form and content to Lender, in its sole discretion:

(1)	The Warehousing Note and this Agreement duly executed by Borrower.

(2)	MMA’s articles of organization, together with all amendments, as certified by the Secretary of State of Delaware, MMA’s operating agreement, together with all amendments, certified by the manager of MMA, and certificates of good standing dated within 30 days of the date of this Agreement, together with a certification from the Franchise Tax Board or other state tax authority stating that MMA is in good standing with the Franchise Tax Board or such state tax authority, if applicable.

(3)	A resolution, consent or approval of all of the members of MMA authorizing the execution, delivery and performance of this Agreement and the other Loan Documents, each Warehousing Advance Request and all other agreements, instruments or documents to be delivered by MMA under this Agreement.

(4)	A certificate as to the incumbency and authenticity of the signatures of the managers of MMA executing this Agreement and the other Loan Documents, and of the managers and employees of MMA delivering each Warehousing Advance Request and all other agreements, instruments or documents to be delivered under this Agreement (Lender being entitled to rely on that certificate until a new incumbency certificate has been furnished to Lender).

(5)	Assumed Name Certificates dated within 90 days of the date of this Agreement for any assumed name used by MMA in the conduct of its business.

(6)	MTEI’s articles of organization, together with all amendments, as certified by the Secretary of State of Maryland, MTEI’s operating agreement, together with all amendments, certified by the manager of MTEI, and certificates of good standing dated within 30 days of the date of this Agreement, together with a certification from the Franchise Tax Board or other state tax authority stating that MTEI is in good standing with the Franchise Tax Board or such state tax authority, if applicable.

(7)	A resolution, consent or approval of all of the members of MTEI authorizing the execution, delivery and performance of this Agreement and the other Loan Documents, each Warehousing Advance Request and all other agreements, instruments or documents to be delivered by MTEI under this Agreement.

(8)	A certificate as to the incumbency and authenticity of the signatures of the managers of MTEI executing this Agreement and the other Loan Documents, and of the managers and employees of MTEI delivering each Warehousing Advance Request and all other agreements, instruments or documents to be

Page 5-1

Dated: 5/23/2003
Amended: 6/11/2004

delivered under this Agreement (Lender being entitled to rely on that certificate until a new incumbency certificate has been furnished to Lender).

(9)	Assumed Name Certificates dated within 90 days of the date of this Agreement for any assumed name used by MTEI in the conduct of its business.

(10)	Midland Mortgage’s articles of incorporation, together with all amendments, as certified by the Secretary of State of Florida, Midland Mortgage’s by-laws, together with all amendments, certified by the corporate secretary or assistant secretary of Midland Mortgage, or a certificate of Midland Mortgage stating that that has been no change in either Borrower’s articles or certificate of incorporation or bylaws since those delivered in connection with the Existing Agreement and certificates of good standing dated within 30 days of the date of this Agreement, together with a certification from the Franchise Tax Board or other state tax authority stating that Midland Mortgage is in good standing with the Franchise Tax Board or such state tax authority, if applicable.

(11)	A resolution of the board of directors of Midland Mortgage authorizing the execution, delivery and performance of this Agreement and the other Loan Documents, each Warehousing Advance Request and all other agreements, instruments or documents to be delivered by Midland Mortgage under this Agreement.

(12)	A certificate as to the incumbency and authenticity of the signatures of the officers of Midland Mortgage executing this Agreement and the other Loan Documents, and of the officers and employees of Midland Mortgage delivering each Warehousing Advance Request and all other agreements, instruments or documents to be delivered under this Agreement (Lender being entitled to rely on that certificate until a new incumbency certificate has been furnished to Lender).

(13)	Assumed Name Certificates dated within 90 days of the date of this Agreement for any assumed name used by Midland Mortgage in the conduct of its business.

(14)	MMA Construction’s articles of organization, together with all amendments, as certified by the Secretary of State of Maryland, MMA Construction’s operating agreement, together with all amendments, certified by the manager of MMA Construction, and certificates of good standing dated within 30 days of the date of this Agreement, together with a certification from the Franchise Tax Board or other state tax authority stating that MMA Construction is in good standing with the Franchise Tax Board or such state tax authority, if applicable.

(15)	A resolution, consent or approval of all of the members of MMA Construction authorizing the execution, delivery and performance of this Agreement and the other Loan Documents, each Warehousing Advance Request and all other agreements, instruments or documents to be delivered by MMA Construction under this Agreement.

(16)	A certificate as to the incumbency and authenticity of the signatures of the managers of MMA Construction executing this Agreement and the other Loan Documents, and of the managers and employees of MMA Construction delivering each Warehousing Advance Request and all other agreements, instruments or documents to be delivered under this Agreement (Lender being entitled to rely on that certificate until a new incumbency certificate has been furnished to Lender).

Page 5-2

Dated: 5/23/2003
Amended: 6/11/2004

(17)	Assumed Name Certificates dated within 90 days of the date of this Agreement for any assumed name used by MMA Construction in the conduct of its business.

(18)	MMA Capital’s articles of incorporation, together with all amendments, as certified by the Secretary of State of Michigan, MMA Capital’s by-laws, together with all amendments, certified by the corporate secretary or assistant secretary of MMA Capital, and certificates of good standing dated within 30 days of the date of this Agreement, together with a certification from the Franchise Tax Board or other state tax authority stating that MMA Capital is in good standing with the Franchise Tax Board or such state tax authority, if applicable.

(19)	A resolution of the board of directors of MMA Capital authorizing the execution, delivery and performance of this Agreement and the other Loan Documents, each Warehousing Advance Request and all other agreements, instruments or documents to be delivered by MMA Capital under this Agreement.

(20)	A certificate as to the incumbency and authenticity of the signatures of the officers of MMA Capital executing this Agreement and the other Loan Documents, and of the officers and employees of MMA Capital delivering each Warehousing Advance Request and all other agreements, instruments or documents to be delivered under this Agreement (Lender being entitled to rely on that certificate until a new incumbency certificate has been furnished to Lender).

(21)	Assumed Name Certificates dated within 90 days of the date of this Agreement for any assumed name used by MMA Capital in the conduct of its business.

(22)	A favorable written opinion of counsel to Borrower, addressed to Lender and dated as of the date of this Agreement, covering such matters as Lender may reasonably request.

(23)	Uniform Commercial Code, tax lien and judgment searches of the appropriate public records for Borrower that do not disclose the existence of any prior Lien on the Collateral other than in favor of Lender or as permitted under this Agreement.

(24)	Copies of the certificates, documents or other written instruments that evidence Borrower’s eligibility described in Section 9.1, all in form and substance satisfactory to Lender.

(25)	Copies of Borrower’s errors and omissions insurance policy or mortgage impairment insurance policy, and blanket bond coverage policy, or certificates in lieu of policies, showing compliance by Borrower as of the date of this Agreement with the provisions of Section 7.9.

(26)	A fully-executed Funding Bank Agreement and evidence that all accounts into which Warehousing Advances will be funded have been established at the Funding Bank.

(27)	Receipt by Lender of any fees due on the date of this Agreement.

5.1 (b)	If Borrower is indebted to any of its managers, members or Affiliates or any director, officer or shareholder of any manager, member or Affiliate of any manager or member, as of the date of this Agreement, except in the case of Excluded Lines of Credit, the Person to whom Borrower is indebted must have executed a Subordination of Debt Agreement, on the form prescribed by Lender; and Lender must have received an

Page 5-3

Dated: 5/23/2003
Amended: 6/11/2004

executed copy of that Subordination of Debt Agreement, certified by the corporate secretary of Borrower to be true and complete and in full force and effect as of the date of the Warehousing Advance; provided, that no such Subordination of Debt Agreement shall be required for such indebtedness in an aggregate amount of up to $10,000,000.

5.1 (c)	Borrower must not have incurred any material liabilities, direct or contingent, other than in the ordinary course of its business, since the Audited Statement Date.

5.2.	Each Advance

Lender’s obligation to make the initial and each subsequent Warehousing Advance is subject to the satisfaction, as of the date of each Warehousing Advance, of the following additional conditions precedent:

5.2 (a)	Borrower must have delivered to Lender the Warehousing Advance Request and Collateral Documents required by, and must have satisfied the procedures set forth in, Article 2 and the Exhibits described in that Article. All items delivered to Lender must be satisfactory to Lender in form and content, and Lender may reject any item that does not satisfy the requirements of this Agreement or of the related Purchase Commitment.

5.2 (b)	Lender must have received evidence satisfactory to it as to the making or continuation of any book entry or the due filing and recording in all appropriate offices of all financing statements and other instruments necessary to perfect the security interest of Lender in the Collateral under the Uniform Commercial Code or other applicable law.

5.2 (c)	The representations and warranties of Borrower contained in Article 6 and Article 9 must be accurate and complete in all material respects as if made on and as of the date of each Warehousing Advance.

5.2 (d)	Borrower must have performed all agreements to be performed by it under this Agreement, and after giving effect to the requested Warehousing Advance, no Default or Event of Default will exist under this Agreement.

Delivery of an Warehousing Advance Request by Borrower will be deemed a representation by Borrower that all conditions set forth in this Section have been satisfied as of the date of the Warehousing Advance. Lender’s determination that any of the foregoing conditions have not been satisfied shall be binding in the absence of manifest error.

5.3.	New Fannie Mae Master Credit Facility Agreements

With the prior written consent of Lender, Borrower may amend Exhibit K to add a new Master Credit Facility Agreement. An amendment to Exhibit K is not effective, and Lender has no obligation to make Warehousing Advances against Special Fannie Mae Mortgage Loans under any new Master Credit Facility Agreement, until Borrower has satisfied the following conditions precedent:

5.3 (a)	The representations and warranties of Borrower contained in Article 6 must be accurate and complete in all material respects as if made on and as of the date of, and after giving effect to, the amendment to Exhibit K.

5.3 (b)	If requested by Lender, Lender must receive from counsel for Borrower an updated opinion, in form and substance satisfactory to Lender, addressed to Lender and dated

Page 5-4

Dated: 5/23/2003
Amended: 6/11/2004

the date of the amendment to Exhibit K. covering such matters relating to the Master Credit Facility Agreement and related documents as Lender may reasonably request.

5.4.	INTENTIONALLY OMITTED

5.5.	INTENTIONALLY OMITTED

5.6.	Force Majeure

Notwithstanding Borrower’s satisfaction of the conditions set forth in this Agreement, Lender has no obligation to make an Warehousing Advance if Lender is prevented from obtaining the funds necessary to make an Warehousing Advance, or is otherwise prevented from making an Warehousing Advance as a result of any fire or other casualty, failure of power, strike, lockout or other labor trouble, banking moratorium, embargo, sabotage, confiscation, condemnation, riot, civil disturbance, insurrection, act of terrorism, war or other activity of armed forces, act of God or other similar reason beyond the control of Lender. Lender will make the requested Warehousing Advance as soon as reasonably possible following the occurrence of such an event.

End of Article 5

Page 5-5

Dated: 5/23/2003
Amended: 6/11/2004

6.	GENERAL REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Lender, as of the date of this Agreement and as of the date of each Warehousing Advance Request and the making of each Warehousing Advance, that:

6.1.	Place of Business

Borrowers’ chief executive office and principal place of business is 621 East Pratt Street, 3rd Floor, Baltimore, MD, 21202.

6.2.	Organization; Good Standing; Subsidiaries

MMA is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, MTEI is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Maryland, Midland Mortgage is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, MMA Construction is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Maryland, MMA Capital is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan, and each of MMA, MTI, Midland Mortgage, MMA Construction and MMA Capital has the full legal power and authority to own its property and to carry on its business as currently conducted. Each of MMA, MTEI and MMA Construction is duly qualified as a foreign limited liability company and each of Midland Mortgage and MMA Capital is duly qualified as a foreign corporation, to do business and each of MMA, MTEI, Midland Mortgage, MMA Construction and MMA Capital is in good standing in each jurisdiction in which the transaction of their respective business makes qualification necessary, except in jurisdictions, if any, where a failure to be in good standing has no material adverse effect on their business, operations, assets or financial condition as a whole. For the purposes of this Agreement, good standing includes qualification for all licenses and payment of all taxes required in the jurisdiction of its formation or incorporation and in each jurisdiction in which each Borrower transacts business. Each Borrower has no Subsidiaries except as set forth on Exhibit D, which sets forth with respect to each Subsidiary, its name, address, jurisdiction of organization, each state in which it is qualified to do business, and the percentage ownership of its membership interests by MMA, MTEI and MMA Construction or its shareholder interests by Midland Mortgage and MMA Capital. Each of Borrowers’ Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation, and has the full legal power and authority to own its property and to carry on its business as currently conducted.

6.3.	Authorization and Enforceability

Each Borrower has the power and authority to execute, deliver and perform this Agreement, the Warehousing Note and other Loan Documents to which Borrower is party and to make the borrowings under this Agreement. The execution, delivery and performance by each Borrower of this Agreement, the Warehousing Note and the other Loan Documents to which Borrower is party and the making of the borrowings under this Agreement, and the Warehousing Note, have been duly and validly authorized by all necessary company action on the part of Borrower (none of which actions has been modified or rescinded, and all of which actions are in full force and effect) and do not and will not (a) conflict with or violate any provision of law, of any judgments binding upon Borrower, or of the articles of organization or operating agreement of MMA, MTEI and MMA Construction or of the articles of incorporation or bylaws of Midland Mortgage and MMA Capital, or (b) conflict with or result in a breach of, constitute a default or require any consent under, or result in or require the acceleration of any indebtedness of any Borrower under any agreement, instrument or indenture to which Borrower is a party or by which Borrower or its property may be

Page 6-1

Dated: 5/23/2003
Amended: 6/11/2004

bound or affected, or result in the creation of any Lien upon any property or assets of Borrower (other than the Lien on the Collateral granted under this Agreement). This Agreement, the Warehousing Note and the other Loan Documents constitute the legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or other such laws affecting the enforcement of creditors’ rights.

6.4.	Approvals

The execution and delivery of this Agreement, the Warehousing Note and the other Loan Documents and the performance of Borrowers’ obligations under this Agreement, the Warehousing Note and the other Loan Documents and the validity and enforceability of this Agreement, the Warehousing Note and the other Loan Documents do not require any license, consent, approval or other action of any state or federal agency or governmental or regulatory authority other than those that have been obtained and remain in full force and effect.

6.5.	Financial Condition

The consolidated balance sheet of MMA (and its Subsidiaries) and the balance sheet of MuniMae TE Bond Subsidiary, LLC, as of each Statement Date, and the related statements of income, cash flows and changes in members’ equity for the fiscal period ended on each Statement Date, furnished to Lender, fairly present the consolidated financial condition of MMA (and its Subsidiaries) and MuniMae TE Bond Subsidiary, LLC, respectively, as at that Statement Date and the results of its operations for the fiscal period ended on that Statement Date. MMA and its Subsidiaries and MuniMae TE Bond Subsidiary, LLC, each had, on each Statement Date, no known material liabilities, direct or indirect, fixed or contingent, matured or unmatured, or liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, those financial statements, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of MMA or any Subsidiary except as previously disclosed to Lender in writing. Those consolidated financial statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved. Since the Audited Statement Date, there has been no material adverse change in the business, operations, assets or financial condition of any MMA and its Subsidiaries, taken as a whole, nor is any Borrower aware of any state of facts that (with or without notice or lapse of time or both) would or could result in any such material adverse change.

6.6.	Litigation

There are no actions, claims, suits or proceedings pending or, to any Borrower’s knowledge, threatened or reasonably anticipated against or affecting MMA or any Subsidiary in any court or before any arbitrator or before any government commission, board, bureau or other administrative agency that, if adversely determined, may reasonably be expected to result in a material adverse change in the businesses, operations, assets or financial condition of MMA and its Subsidiaries, taken as a whole, or that would affect the validity or enforceability of this Agreement, the Warehousing Note or any other Loan Document.

6.7.	Compliance with Laws

No Borrower nor any Subsidiary of any Borrower is in violation of any provision of any law, or of any judgment, award, rule, regulation, order, decree, writ or injunction of any court or public regulatory body or authority that could result in a material adverse change in Borrowers’ businesses, operations, assets or financial condition as a whole or that would affect the validity or enforceability of this Agreement, the Warehousing Note or any other Loan Document.

Page 6-2

Dated: 5/23/2003
Amended: 6/11/2004

7.	AFFIRMATIVE COVENANTS

As long as the Warehousing Commitment is outstanding or there remain any Obligations to be paid or performed under this Agreement or under any other Loan Document, Borrower must:

7.1.	Payment of Obligations

Punctually pay or cause to be paid all Obligations, including the Obligations payable under this Agreement and under the Warehousing Note, in accordance with their terms.

7.2.	Financial Statements

Deliver to Lender:

7.2 (a)	As soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of Borrower during each fiscal year, including the last fiscal quarter of Borrower’s fiscal year, a consolidated interim statement of income of MMA and its Subsidiaries, and separate interim statements of income for Midland Mortgage, MMA Capital and MMA Construction, for that fiscal quarter and the period from the beginning of the fiscal year to the end of that fiscal quarter, and the related consolidated balance sheets as at the end of that fiscal quarter, all in reasonable detail, subject, however, to year-end audit adjustments.

7.2 (b)	As soon as available and in any event within 105 days after the end of each fiscal year of Borrower, consolidated fiscal year-end statements of income and cash flow of MMA and its Subsidiaries, and separate fiscal year-end statements of income and cash flow for Midland Mortgage, MMA Capital and MMA Construction, for that year, and the related balance sheet as of the end of that year (setting forth in comparative form the corresponding figures for the preceding fiscal year), all in reasonable detail, and accompanied by (1) an opinion as to those financial statements in form and prepared by independent certified public accountants of recognized standing acceptable to Lender, and (2) copies of any management letters, management reports or other supplementary comments or reports delivered to Borrower, its board of directors or managing members, as applicable, by its auditors.

7.2 (c)	As soon as available and in any event within 105 days after the end of each fiscal year of Borrower, annual 10-K statements of each Borrower.

7.2 (d)	As soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of Borrower during each fiscal year, quarterly 10-Q statements of each Borrower.

7.2 (e)	As soon as available and in any event within 45 days after the end of each fiscal quarter of Borrower, including the last fiscal quarter of Borrower’s fiscal year, an interim statement of income of MuniMae TE Bond Subsidiary LLC (and, if applicable, its Subsidiaries) for that fiscal quarter and the period from the beginning of the fiscal year to the end of that fiscal quarter, and the related balance sheet as at the end of that fiscal quarter, all in reasonable detail, subject, however, to year-end audit adjustments.

7.2 (f)	As soon as available and in any event within 105 days after the end of each fiscal year of MAHGT, fiscal year-end statements of income, changes in net assets and cash flow of MAHGT (and, if applicable, MAHGT’s Subsidiaries, on a consolidated basis) for that

Page 7-1

Dated: 5/23/2003
Amended: 6/11/2004

year, and the related balance sheet as of the end of that year (setting forth in comparative form the corresponding figures for the preceding fiscal year), all in reasonable detail and accompanied by (1) an opinion as to those financial statements in form and prepared by independent certified public accountants of recognized standing acceptable to Lender and (2) any management letters, management reports or other supplementary comments or reports delivered by those accountants to MAHGT or its board of directors.

7.2 (g)	Together with each delivery of financial statements required by this Section, a Compliance Certificate substantially in the form of Exhibit E.

7.2 (h)	Copies of all regular or periodic financial and other reports that MMA files with the Securities and Exchange Commission or any successor governmental agency or other entity.

7.3.	Other Borrower Reports

Deliver to Lender:

7.3 (a)	As soon as available and in any event within 45 days after the end of each Calendar Quarter, a consolidated report (“Servicing Portfolio Report”) as of the end of the Calendar Quarter, as to all Mortgage Loans the servicing rights to which are owned by Borrower (specified by investor type, recourse and non-recourse) regardless of whether the Mortgage Loans are Pledged Investments. The Servicing Portfolio Report must indicate which Mortgage Loans (1) are current and in good standing, (2) are more than 30, 60 or 90 days past due, (3) are the subject of pending bankruptcy or foreclosure proceedings, or (4) have been converted (through foreclosure or other proceedings in lieu of foreclosure) into real estate owned by Borrower.

7.3 (b)	As soon as available and in any event within 45 days after the end of each fiscal quarter in the fiscal year of Borrower, a consolidated loan production report as of the end of that fiscal quarter, presenting the total dollar volume and the number of Mortgage Loans originated and closed or purchased during that fiscal quarter and for the fiscal year-to-date, specified by property type, loan type and Investor to whom each Mortgage Loan was sold.

7.3 (c)	As soon as available and in any event within 45 days after the end of each fiscal quarter of Borrower, a mark-to-market value report for all Municipal Bonds owned by any Borrower, prepared in a manner consistent with market requirements and reasonably satisfactory to Lender, a status report with respect to each Bridge Loan and Municipal Bond pledged under this Agreement, and a construction performance report and a supplemental status report with respect to each Builder Loan pledged under this Agreement, in each case as of the end of the prior fiscal quarter and in form and substance satisfactory to Lender.

7.3 (d)	A copy of any material change to the Underwriting Guidelines, not fewer than 3 Business Days prior to the effective date of that change.

7.3 (e)	As soon as available and in any event within 45 days after the end of each Calendar Quarter, a copy of all changes to the Underwriting Guidelines, and if there have been no changes, a statement to that effect.

Page 7-2

Dated: 5/23/2003
Amended: 6/11/2004

7.3 (f)	Other reports in respect of Pledged Assets, including copies of purchase confirmations issued by Investors purchasing Pledged Investments from Borrower, in such detail and at such times as Lender in its discretion may reasonably request.

7.3 (g)	With reasonable promptness, all further information regarding the business, operations, properties or financial condition of Borrower as Lender may reasonably request, including, to the extent Borrower is permitted to disclose the same, copies of any audits completed by HUD, Ginnie Mae, Fannie Mae or Freddie Mac.

7.4.	Maintenance of Existence; Conduct of Business

Preserve and maintain the existence of each Borrower, as a limited liability company or a corporation, in good standing and all of their respective rights, privileges, licenses and franchises necessary or desirable in the normal conduct of Borrowers’ business, including their respective eligibility as lender, seller/servicer and issuer described under Section 9.1; except to the extent otherwise permitted pursuant to Section 8.2, conduct Borrowers’ business in an orderly and efficient manner; maintain a net worth of acceptable assets as required for maintaining Midland Mortgage’s eligibility as lender, seller/servicer and issuer described under Section 9.1; and make no material change in the nature or character of their business, taken as a whole.

7.5.	Compliance with Applicable Laws

Comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, a breach of which could result in a material adverse change in Borrowers’ business, operations, assets, or financial condition as a whole or on the enforceability of this Agreement, the Notes, any other Loan Document or any Collateral, except where contested in good faith and by appropriate proceedings.

7.6.	Inspection of Properties and Books; Operational Reviews

Permit Lender or its authorized representatives (and, at the request of Lender, such request not to be unreasonably denied, to discuss the business, operations, assets and financial condition of Borrower and its Subsidiaries with MMA, MTEI and MMA Construction’s managers and other management officials, Midland Mortgage and MMA Capital’s officers and shareholders, and agents and employees, and to examine and make copies or extracts of Borrowers’ and their Subsidiaries’ books of account, all at such reasonable times and upon such reasonable notice as Lender may request. Provide its accountants with a copy of this Agreement promptly after its execution and authorize and instruct them to answer candidly all questions that the officers of Lender (or any Participant) or any authorized representatives may address to them in reference to the financial condition or affairs of MMA and its Subsidiaries. Borrower may have its representatives in attendance at any meetings held between the officers or other representatives of Lender (or any Participant) and Borrower’s accountants under this authorization. Permit Lender (or any Participant) or any authorized representatives access to Borrower’s premises and records for the purpose of conducting a review of Borrower’s general mortgage business methods, policies and procedures, auditing its loan files and reviewing the financial and operational aspects of Borrower’s business. Lender shall not, unless an Event of Default has occurred and is continuing, conduct more than one full business review under this Section per annum, but may conduct such collateral-related inspections as it determines, in its sole judgment, to be appropriate.

Page 7-3

Dated: 5/23/2003
Amended: 6/11/2004

7.7.	Notice

Give prompt Notice to Lender of (a) any action, suit or proceeding instituted by or against any Borrower or any of its Subsidiaries in any federal or state court or before any commission or other regulatory body (federal, state or local, domestic or foreign), which action, suit or proceeding has at issue in excess of $1,000,000, or any such proceedings threatened against any Borrower or any of its Subsidiaries in writing containing the details of that action, suit or proceeding; (b) the filing, recording or assessment of any federal, state or local tax Lien against any Borrower, or any of its assets or any of its Subsidiaries; (c) an Event of Default; (d) a Default that continues for more than 4 days; (e) the suspension, revocation or termination of Midland Mortgage’s eligibility, in any respect, as lender, seller/servicer or issuer as described under Section 9.1; (f) the transfer, loss, nonrenewal or termination of any Servicing Contracts to which Borrower is a party, or which is held for the benefit of Borrower, and the reason for that transfer, loss, nonrenewal or termination if the aggregate principal balance of Mortgage Loans affected exceeds $30,000,000; (g) any Prohibited Transaction with respect to any Plan, specifying the nature of the Prohibited Transaction and what action Borrower proposes to take with respect to it; and (h) any other action, event or condition of any nature that could lead to or result in a material adverse change in the business, operations, assets or financial condition of Borrower or any of its Subsidiaries.

7.8.	Payment of Debt, Taxes and Other Obligations

Pay, perform and discharge, or cause to be paid, performed and discharged, all of the obligations and indebtedness of Borrower and its Subsidiaries, all taxes, assessments and governmental charges or levies imposed upon Borrower or its Subsidiaries or upon their respective income, receipts or properties before those taxes, assessments and governmental charges or levies become past due, and all lawful claims for labor, materials and supplies or otherwise that, if unpaid, could become a Lien or charge upon any of their respective properties or assets. Borrower and its Subsidiaries are not required to pay, however, any taxes, assessments and governmental charges or levies or claims for labor, materials or supplies for which Borrower or its Subsidiaries have obtained an adequate bond or insurance or that are being contested in good faith and by proper proceedings that are being reasonably and diligently pursued and for which proper reserves have been created.

7.9.	Insurance

Maintain blanket bond coverage and errors and omissions insurance or mortgage impairment insurance, with such companies and in such amounts as satisfy prevailing requirements applicable to a lender, seller/servicer and issuer described under Section 9.1, and liability insurance and fire and other hazard insurance on its properties, in each case with responsible insurance companies acceptable to Lender, in such amounts and against such risks as is customarily carried by similar businesses operating in the same location. Copies of such policies must be furnished to Lender without charge upon request of Lender.

7.10.	Closing Instructions

Indemnify and hold Lender harmless from and against any loss, including reasonable attorneys’ fees and costs, attributable to the failure of any title insurance company, agent or attorney to comply with Borrower’s disbursement or instruction letter relating to any Mortgage Loan. Lender has the right to pre-approve Borrower’s choice of title insurance company, agent or attorney and Borrower’s disbursement or instruction letter to them in any case in which Borrower intends to obtain a Warehousing Advance against the Mortgage Loan prior to Lender’s receipt of all required Collateral Documents.

Page 7-4

Dated: 5/23/2003
Amended: 6/11/2004

7.11.	Subordination of Certain Indebtedness

Cause any indebtedness of Borrower to any member, manager or Affiliate or any shareholder, director or officer of any manager, member or Affiliate of Borrower, which indebtedness has a term of more than 1 year or is in excess of $25,000, except in the case of Excluded Lines of Credit, to be subordinated to the Obligations by the execution and delivery to Lender of a Subordination of Debt Agreement, on the form prescribed by Lender, certified by the corporate secretary of Borrower to be true and complete and in full force and effect.

7.12.	Other Loan Obligations

Promptly notify Lender in writing of a declared default under or the termination, cancellation, reduction or nonrenewal of any of its other lines of credit or agreements with any other lender. Exhibit F is a true and complete list of all such lines of credit or agreements as of the date of this Agreement. Any Borrower must give Lender Notice within 30 days after entering into any additional lines of credit or agreements with a facility amount of $25,000,000 or more.

7.13.	ERISA

Maintain (and, if applicable, cause each ERISA Affiliate to maintain) each Plan in compliance with all material applicable requirements of ERISA and of the Internal Revenue Code and with all applicable rulings and regulations issued under the provisions of ERISA and of the Internal Revenue Code, and not (and, if applicable, not permit any ERISA Affiliate to), (a) engage in any transaction in connection with which Borrower or any ERISA Affiliate would be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code, in either case in an amount exceeding $25,000 or (b) fail to make full payment when due of all amounts that, under the provisions of any Plan, Borrower or any ERISA Affiliate is required to pay as contributions to that Plan, or permit to exist any accumulated funding deficiency (as such term is defined in Section 302 of ERISA and Section 412 of the Internal Revenue Code), whether or not waived, with respect to any Plan in an aggregate amount exceeding $25,000.

7.14.	Use of Proceeds of Warehousing Advances

Use the proceeds of each Warehousing Advance solely for the purpose of funding or carrying Eligible Investments and against the pledge of those Eligible Investments as Collateral.

7.15.	INTENTIONALLY OMITTED

End of Article 7

Page 7-5

Dated: 5/23/2003
Amended: 6/11/2004

8.	NEGATIVE COVENANTS

As long as the Warehousing Commitment is outstanding or there remain any Obligations to be paid or performed, Borrower must not, either directly or indirectly, without the prior written consent of Lender:

8.1.	Contingent Liabilities

Assume, guarantee, endorse or otherwise become contingently liable for the obligation of any Person, except in the ordinary course of business in accordance with Borrower’s current practices and disclosed annually (a) in MMA’s annual 10-K statement, or (b) in a written Notice to Lender.

8.2.	Pledge of Servicing Contracts

Pledge or grant a security interest in any existing or future Servicing Contracts of any Borrower other than to Lender, or omit to take any action required to keep all of Borrowers’ Servicing Contracts in full force and effect.

8.3.	Restrictions on Fundamental Changes

8.3 (a)	Consolidate, merge or enter into any analogous reorganization or transaction with any Person, unless (a) in the case of MMA, MMA is the surviving entity, or (b) in the case of any other Borrower, the surviving entity is a Borrower and a wholly-owned Subsidiary of MMA.

8.3 (b)	Liquidate, wind up or dissolve (or suffer any liquidation or dissolution); provided, that any Borrower other than MMA may be liquidated, wound up or dissolved as long as all outstanding Advances to such Borrower are assumed, and all outstanding Collateral pledged by such Borrower is transferred, to another Borrower.

8.3 (c)	Cease actively to engage in the business of originating or acquiring Mortgage Loans or make any other material change in the nature or scope of the business in which any Borrower engages as of the date of this Agreement.

8.3 (d)	Sell, assign, lease, convey, transfer or otherwise dispose of (whether in one transaction or a series of transactions) all or substantially all of the business or assets of MMA and its Subsidiaries, taken as a whole.

8.4.	Deferral of Subordinated Debt

Except as permitted in the Subordination of Debt Agreement related thereto, pay any Subordinated Debt of Borrower in advance of its stated maturity or, after an Event of Default under this Agreement has occurred, make any payment of any kind on any Subordinated Debt of Borrower until all of the Obligations have been paid and performed in full and any applicable preference period has expired.

8.5.	Loss of Eligibility

Take any action that would cause any Borrower to lose all or any part of its status as an eligible lender, seller/servicer or issuer as described under Section 9.1.

Page 8-1

Dated: 5/23/2003
Amended: 6/11/2004

8.6.	Accounting Changes

Make, or permit any Subsidiary of any Borrower to make, any significant change in accounting treatment or reporting practices, except as required by GAAP.

8.7.	Leverage Ratio

Permit MMA’s Leverage Ratio at any time to exceed 6 to 1.

8.8.	Minimum Consolidated Tangible Net Worth

Permit MMA’s Tangible Net Worth at any time to be less than $325,000,000.

8.9.	Minimum Consolidated Modified Net Worth

Permit MMA’s Modified Net Worth at any time to be less than $100,000,000.

8.10.	Ratio of CAD to Annual Debt Payments

Permit Borrowers’ ratio of CAD to Annual Debt Payments for any period of four consecutive fiscal quarters at any time to be less than 1.50 to 1.00.

8.11.	Distributions to Members

Make any distributions to MMA’s Members common equity shareholders if an Event of Default exists or would occur as a result of the distribution.

8.12.	Underwriting Guidelines

Borrower will make no material amendment to the Underwriting Guidelines without the prior written consent of Lender, unless Borrower agrees to amend the Agreement in a manner satisfactory to Lender to modify the types of Eligible Investments and Servicing Contracts against which Advances may be outstanding hereunder to reflect such amendment.

End of Article 8

Page 8-2

Dated: 5/23/2003
Amended: 6/11/2004

9.	SPECIAL REPRESENTATIONS, WARRANTIES AND COVENANTS CONCERNING COLLATERAL

9.1.	Special Representations and Warranties Concerning Eligibility as Seller/Servicer of Mortgage Loans

Borrower represents and warrants to Lender, as of the date of this Agreement and as of the date of each Warehousing Advance Request and the making of each Warehousing Advance, that Midland Mortgage is approved and qualified and in good standing as a lender, seller/servicer or issuer, as set forth below, and meets all requirements applicable to its status as:

9.1 (a)	A HUD-approved mortgagee, eligible to originate, purchase, hold, sell and service FHA fully insured Mortgage Loans.

9.1 (b)	A Ginnie Mae-approved seller/servicer of Mortgage Loans and issuer of Mortgage-backed Securities guaranteed by Ginnie Mae.

9.1 (c)	A Fannie Mae-approved seller/servicer of Mortgage Loans, eligible to originate, purchase, hold, sell and service Mortgage Loans to be sold to Fannie Mae under the Fannie Mae DUS Program.

9.1 (d)	A Freddie Mac-approved seller/servicer of Mortgage Loans, eligible to originate, purchase, hold, sell and service Mortgage Loans to be sold to Freddie Mac under the Freddie Mac Program Plus program.

9.2.	Special Representations and Warranties Concerning Warehousing Collateral

Borrower represents and warrants to Lender, as of the date of this Agreement and as of the date of each Warehousing Advance Request and the making of each Warehousing Advance, that:

9.2 (a)	Borrower has not selected the Collateral in a manner so as to affect adversely Lender’s interests.

9.2 (b)	Borrower is the legal and equitable owner and holder, free and clear of all Liens (other than Liens granted under this Agreement), of the Pledged Investments and the Pledged Securities. All Pledged Investments, Pledged Securities and related Purchase Commitments have been duly authorized and validly issued to Borrower, and all of the foregoing items of Collateral comply with all of the requirements of this Agreement, and have been and will continue to be validly pledged or assigned to Lender, subject to no other Liens.

9.2 (c)	Borrower has, and will continue to have, the full right, power and authority to pledge the Collateral pledged and to be pledged by it under this Agreement.

9.2 (d)	Each Mortgage Loan and each related document included in the Pledged Investments (1) has been duly executed and delivered by the parties to that Mortgage Loan and that related document, (2) has been made in compliance with all applicable laws, rules and regulations (including all laws, rules and regulations relating to usury), (3) is and will continue to be a legal, valid and binding obligation, enforceable in accordance with its terms, without setoff, counterclaim or defense in favor of the mortgagor under the

Page 9-1

Dated: 5/23/2003
Amended: 6/11/2004

Mortgage Loan or any other obligor on the Mortgage Note and (4) has not been modified, amended or any requirements of which waived, except in writing that is part of the Collateral Documents.

9.2 (e)	Each Pledged Investment is secured by a Mortgage on real property and improvements located in one of the states of the United States or the District of Columbia.

9.2 (f)	Each First Mortgage Loan is secured by a First Mortgage on the real property and improvements described in or covered by that Mortgage.

9.2 (g)	Each First Mortgage Loan has or will have a title insurance policy, in ALTA form or equivalent, from a recognized title insurance company, insuring the priority of the Lien of the Mortgage and meeting the usual requirements of Investors purchasing those Mortgage Loans.

9.2 (h)	Where limited by Exhibit H to Second Mortgage Loans, each Subordinate Mortgage Loan is secured by a second Lien on the premises described in that Mortgage, and where not so limited by Exhibit H, each Subordinate Mortgage Loan is secured by a second, third or fourth Lien, as applicable, on the premises described in that Mortgage.

9.2 (i)	To the extent required by the related Purchase Commitment or by Investors generally for similar Mortgage Loans, each Subordinate Mortgage Loan has or will have a title insurance policy, in ALTA form or equivalent, from a recognized title insurance company, insuring the priority of the Lien of the Mortgage and meeting the usual requirements of Investors purchasing those Mortgage Loans.

9.2 (j)	Each Mortgage Loan has been evaluated or appraised in accordance with Title XI of FIRREA.

9.2 (k)	The Mortgage Note for each Pledged Investment is (1) payable or endorsed to the order of Borrower, (2) an “instrument” within the meaning of Article 9 of the Uniform Commercial Code of all applicable jurisdictions and (3) is denominated and payable in United States dollars.

9.2 (I)	No payment default has existed for 60 days or more under any Mortgage Loan included in the Pledged Investments.

9.2 (m)	No party to a Mortgage Loan or any related document is in violation of any applicable law, rule or regulation that would impair the collectibility of the Mortgage Loan or the performance by the mortgagor or any other obligor of its obligations under the Mortgage Note or any related document.

9.2 (n)	All fire and casualty policies covering the real property and improvements encumbered by each Mortgage included in the Pledged Investments (1) name and will continue to name Borrower and its successors and assigns as the insured under a standard mortgagee clause, (2) are and will continue to be in full force and effect and (3) afford and will continue to afford insurance against fire and such other risks as are usually insured against in the broad form of extended coverage insurance generally available.

9.2 (o)	Pledged Investments secured by real property and improvements located in a special flood hazard area designated as such by the Director of the Federal Emergency Management Agency are and will continue to be covered by special flood insurance under the National Flood Insurance Program.

Page 9-2

Dated: 5/23/2003
Amended: 6/11/2004

9.2 (p)	Each Pledged Investment against which a Warehousing Advance is made on the basis of a Purchase Commitment or a commitment to finance such Pledged Investment or refinance the underlying obligation meets all of the requirements of that commitment, and each Pledged Security against which a Warehousing Advance is outstanding meets all of the requirements of the related Purchase Commitment.

9.2 (q)	Pledged Investments that are Mortgage Loans intended to be exchanged for Agency Securities comply or, prior to the issuance of the Agency Securities will comply, with the requirements of any governmental instrumentality, department or agency issuing or guaranteeing the Agency Securities.

9.2 (r)	Pledged Investments that are intended to be used in the formation of Mortgage-backed Securities (other than Agency Securities) comply with the requirements of the issuer of the Mortgage-backed Securities (or its sponsor) and of the Rating Agencies.

9.2 (s)	Except in the case of Municipal Bonds, none of the Pledged Investments is a graduated payment Mortgage Loan or has a shared appreciation or other contingent interest feature, and each Pledged Investment provides for periodic payments of all accrued interest on the Mortgage Loan on at least a monthly basis.

9.2 (t)	Except in the case of Bridge Mortgage Loans, Borrower nor any of Borrower’s Affiliates has any ownership interest, right to acquire any ownership interest or equivalent economic interest in any Multifamily Property or Health Care Facility or Commercial Property securing a Pledged Loan or the mortgagor under the Pledged Investment or any other obligor on the Mortgage Note for such Pledged Investment.

9.2 (u)	The original assignments of Mortgage delivered to Lender for each Pledged Investment are in recordable form and comply with all applicable laws and regulations governing the filing and recording of such documents.

9.2 (v)	None of the mortgagors, guarantors or other obligors of any Pledged Investment is a Person named in any Restriction List and to whom the provision of financial services is prohibited or otherwise restricted by applicable law.

9.3.	Special Affirmative Covenants Concerning Warehousing Collateral

As long as the Warehousing Commitment is outstanding or there remain any Obligations to be paid or performed under this Agreement or under any other Loan Document, Borrower must:

9.3 (a)	Warrant and defend the right, title and interest of Lender in and to the Collateral against the claims and demands of all Persons.

9.3 (b)	Service or cause to be serviced all Pledged Investments in accordance with the standard requirements of the issuers of Purchase Commitments covering them and all applicable HUD, Fannie Mae and Freddie Mac requirements, including taking all actions necessary to enforce the obligations of the obligors under such Mortgage Loans. Service or cause to be serviced all Mortgage Loans backing Pledged Securities in accordance with applicable governmental requirements and requirements of issuers of Purchase Commitments covering them. Hold all escrow funds collected in respect of Pledged Investments and Mortgage Loans backing Pledged Securities in trust, without commingling the same with non-custodial funds, and apply them for the purposes for which those funds were collected.

Page 9-3

Dated: 5/23/2003
Amended: 6/11/2004

9.3 (c)	Execute and deliver to Lender with respect to the Collateral those further instruments of sale, pledge, assignment or transfer, and those powers of attorney, as required by Lender, and do and perform all matters and things necessary or desirable to be done or observed, for the purpose of effectively creating, maintaining and preserving the security and benefits intended to be afforded Lender under this Agreement.

9.3 (d)	Notify Lender within 2 Business Days of any default under, or of the termination of, any Purchase Commitment relating to any Pledged Investment, Eligible Mortgage Pool, or Pledged Security.

9.3 (e)	Promptly comply in all respects with the terms and conditions of all Purchase Commitments, and all extensions, renewals and modifications or substitutions of or to all Purchase Commitments. Deliver or cause to be delivered to the Investor the Pledged Investments and Pledged Securities to be sold under each Purchase Commitment not later than the mandatory delivery date of the Pledged Investments or Pledged Securities under the Purchase Commitment.

9.3 (f)	Compare the names of every mortgagor, guarantor and other obligor of every Mortgage Loan, together with appropriate identifying information concerning those Persons obtained by Borrower, against every Restriction List, and make certain that none of the mortgagors, guarantors or other obligors of any Mortgage Loan is a Person named in any Restriction List and to whom the provision of financial services is prohibited or otherwise restricted by applicable law.

9.3 (g)	Review the Underwriting Guidelines periodically to confirm that those policies and procedures are being complied with in all material respects and are adequate to meet Borrower’s business objectives.

9.4.	Special Negative Covenants Concerning Warehousing Collateral

As long as the Warehousing Commitment is outstanding or there remain any Obligations to be paid or performed, Borrower must not, either directly or indirectly, without the prior written consent of Lender:

9.4 (a)	Amend or modify, or waive any of the terms and conditions of, or settle or compromise any claim in respect of, any Pledged Investments or Pledged Securities.

9.4 (b)	Sell, transfer or assign, or grant any option with respect to, or pledge (except under this Agreement and, with respect to each Pledged Investment or Pledged Security, the related Purchase Commitment) any of the Collateral or any interest in any of the Collateral.

9.4 (c)	Make any compromise, adjustment or settlement in respect of any of the Collateral or accept other than cash in payment or liquidation of the Collateral.

9.4 (d)	Make any material change in the Underwriting Guidelines and procedures without providing Notice of that change to Lender pursuant to Section 7.3(d).

9.5.	Special Representation and Warranty Concerning Fannie Mae DUS Program Reserve Requirements

Borrower represents and warrants to Lender, as of the date of this Agreement and as of the date of each Warehousing Advance Request and the making of each Warehousing Advance, that

Page 9-4

Dated: 5/23/2003
Amended: 6/11/2004

Borrower has met the Fannie Mae DUS Program requirements for lender reserves for each Fannie Mae DUS Mortgage Loan to be funded by a Warehousing Advance.

9.6.	Special Representations and Warranties Concerning Special Fannie Mae Mortgage Loans

Borrower represents and warrants to Lender, as of the date of this Agreement and as of the date of each Warehousing Advance Request and the making of each Warehousing Advance, that at the time of any Warehousing Advance against a Special Fannie Mae Mortgage Loan:

9.6 (a)	The related Master Credit Facility Agreement and the Mortgage Notes evidencing the Special Fannie Mae Mortgage Loan are in full force and effect and constitute the legal, valid and binding obligations of the parties to those agreements and instruments, enforceable against those parties in accordance with their terms.

9.6 (b)	All of the Mortgages and pledges of Mortgage Notes securing the Special Fannie Mae Mortgage Loan under the related Master Credit Facility Agreement are in full force and effect, constitute the legal, valid and binding obligations of the parties to those agreements and instruments, enforceable against such parties in accordance with their terms, and, in the case of Mortgages, constitute valid, perfected first priority Liens on the underlying property, subject only to Liens specified as exceptions in the original title insurance policy related to each Mortgage, and in the case of pledges of Mortgage Notes, constitute a valid, perfected first priority Lien on those Mortgage Notes, which is in turn secured by valid, perfected, first priority Liens on the underlying property, subject only to Liens specified in the original title insurance policy related to that Mortgage Loan.

9.6 (c)	The Special Fannie Mae Mortgage Loan is or will be fully advanced on the date of the Warehousing Advance, and Borrower is in compliance with all terms of the related Master Credit Facility Agreement and the related Special Fannie Mae Pool Purchase Contract.

9.7.	Special Representations and Warranties Concerning FHA Mortgage Loans

Borrower represents and warrants to Lender, as of the date of this Agreement and as of the date of each Warehousing Advance Request and the making of each Warehousing Advance, that:

9.7 (a)	Each FHA Mortgage Loan meets all applicable governmental requirements for such insurance. Borrower has complied and will continue to comply with all laws, rules and regulations with respect to the FHA insurance of each FHA Mortgage Loan, and such insurance is and will continue to be in full force and effect.

9.7 (b)	For FHA Mortgage Loans that will be used to back Ginnie Mae Mortgage-backed Securities, Borrower has received from Ginnie Mae the Confirmation Notice for Request of Additional Commitment Authority and the Confirmation Notice for Request of Pool Numbers, and there remains available under those agreements a commitment on the part of Ginnie Mae sufficient to permit the issuance of Ginnie Mae Mortgage-backed Securities in an amount at least equal to the amount of the Pledged Investments designated by Borrower as the Mortgage Loans to be used to back those Ginnie Mae Mortgage-backed Securities; each of those Confirmation Notices is in full force and effect; each of those Pledged Investments has been assigned by Borrower to one of those Pool Numbers and a portion of the available Ginnie Mae Commitment has been allocated to this Agreement by Borrower, in an amount at least equal to those Pledged

Page 9-5

Dated: 5/23/2003
Amended: 6/11/2004

Investments; and each of those assignments and allocations has been reflected in the books and records of Borrower.

9.8.	Special Representations and Warranties Concerning Bridge Mortgage Loans

Borrower represents and warrants to Lender, as of the date of this Agreement and as of the date of each Warehousing Advance Request and the making of each Warehousing Advance, that:

9.8 (a)	Each Bridge Mortgage Loan is a Mortgage Loan as to which Borrower has conducted its customary due diligence and review, including review of the financial condition of the obligor under the related Mortgage Note and inspection of the improved real property subject to the Mortgage, and such customary due diligence and review have not revealed facts that would adversely affect collectibility of the Bridge Mortgage Loan.

9.8 (b)	Each Bridge Mortgage Loan has been underwritten in accordance with standards that comply generally with the requirements of major investors in permanent Mortgage Loans on Multifamily Properties or Health Care Facilities, as applicable, in the secondary market or, if applicable, with FHA standards for fully-insured permanent Mortgage Loans on Multifamily Properties.

9.8 (c)	In the case of a Bridge Mortgage Loan, a portion of which will be used to repair or rehabilitate the improvements to the related real property, the portion of the proceeds, net of any amounts disbursed at closing to pay for repairs or rehabilitation commenced before closing, must be deposited at closing into escrow under an escrow agreement with an escrow agent containing disbursement instructions satisfactory to Lender, in its sole discretion, and containing terms satisfactory to Lender, in its sole discretion, permitting Lender to effectuate the assignment of Borrower’s rights under the escrow agreement to Lender.

9.9.	Special Covenants Concerning Special Fannie Mae Mortgage Loans

As long as the Warehousing Commitment is outstanding or there remain any Obligations to be paid or performed, Borrower must:

9.9 (a)	Promptly provide Lender with copies of any amendment, supplement, restatement or other modification of any Master Credit Facility Agreement, the promissory notes evidencing the Special Fannie Mae Mortgage Loans made under that agreement or the related Special Fannie Mae Pool Purchase Contract.

9.9 (b)	Not amend, restate, renew or replace the Mortgage Notes evidencing a Special Fannie Mae Mortgage Loan or the related Master Credit Facility Agreement or the related Special Fannie Mae Pool Purchase Contract, at any time that a Warehousing Advance is outstanding against that Special Fannie Mae Mortgage Loan.

9.10.	INTENTIONALLY OMITTED

End of Article 9

Page 9-6

Dated: 5/23/2003
Amended: 6/11/2004

10.	DEFAULTS; REMEDIES

10.1.	Events of Default

The occurrence of any of the following is an event of default (“Event of Default”):

10.1(a)	Borrower fails to pay the principal of any Warehousing Advance when due, whether at stated maturity, by acceleration, or otherwise; or fails to pay any installment of interest on any Warehousing Advance within 9 days after the date of Lender’s invoice or, if applicable, within 2 days after the date of Lender’s account analysis statement; or fails to pay, within any applicable grace period, any other amount due under this Agreement or any other Obligation of Borrower to Lender.

10.1(b)	Borrower or any of its Subsidiaries fails to pay, or defaults in the payment of any principal or interest on, any other indebtedness or any contingent obligation within any applicable grace period; breaches or defaults with respect to any other material term of any other indebtedness or of any loan agreement, mortgage, indenture or other agreement relating to that indebtedness, if the effect of that breach or default is to cause, or to permit the holder or holders of that indebtedness (or a trustee on behalf of such holder or holders) to cause, indebtedness of Borrower or its Subsidiaries in the aggregate amount of $10,000,000 or more to become or be declared due before its stated maturity (upon the giving or receiving of notice, lapse of time, both, or otherwise).

10.1(c)	Borrower fails to perform or comply with any term or condition applicable to it contained in Sections 7.4, 7.14, 8.1, 8.2, 8.3, 8.4, 8.5, 8.6, 8.11 or 8.12; or the earlier of (i) 60 days after Borrower fails to perform or comply with any term or condition applicable to it contained in Section 8.7, 8.8, 8.9 or 8.10, or (ii) 10 Business Days after Borrower provides Lender with financial statements disclosing such failure.

10.1(d)	Any representation or warranty made or deemed made by Borrower under this Agreement, in any other Loan Document or in any written statement or certificate at any time given by Borrower, other than the representations and warranties set forth in Article 9 with respect to specific Pledged Investments, is inaccurate or incomplete in any material respect on the date as of which it is made or deemed made.

10.1(e)	Borrower defaults in the performance of or compliance with any term contained in this Agreement or any other Loan Document other than those referred to in Sections 10.1 (a), 10.1(c) or 10.1(d) and such default has not been remedied or waived within 30 days after the earliest of (1) receipt by Borrower of Notice from Lender of that default, (2) receipt by Lender of Notice from Borrower of that default or (3) the date Borrower should have notified Lender of that default under Section 7.7 (c) or 7.7(d).

10.1(f)	An “event of default” (however defined) occurs under any agreement between Borrower and Lender other than this Agreement and the other Loan Documents.

10.1(g)	A case (whether voluntary or involuntary) is filed by or against Borrower or any Subsidiary of Borrower under any applicable bankruptcy, insolvency or other similar federal or state law; or a court of competent jurisdiction appoints a receiver (interim or permanent), liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower or any Subsidiary of Borrower, or over all or a substantial part of their respective properties or assets; or Borrower or any Subsidiary of Borrower (1) consents to the appointment of or possession by a receiver (interim or permanent),

Page 10-1

Dated: 5/23/2003
Amended: 6/11/2004

liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower or any Subsidiary of Borrower, or over all or a substantial part of their respective properties or assets, (2) makes an assignment for the benefit of creditors, or (3) fails, or admits in writing its inability, to pay its debts as those debts become due.

10.1(h)	Borrower fails to perform any contractual obligation to repurchase Mortgage Loans, if such obligations in the aggregate exceed $1,000,000.

10.1(i)	Any money judgment, writ or warrant of attachment or similar process involving an amount in excess of $1,000,000 is entered or filed against Borrower or any of its Subsidiaries or any of their respective assets and remains undischarged, unvacated, unbonded or unstayed for a period of 30 days or 5 days before the date of any proposed sale under that money judgment, writ or warrant of attachment or similar process.

10.1(j)	Any order, judgment or decree decreeing the dissolution of Borrower is entered and remains undischarged or unstayed for a period of 30 days.

10.1(k)	Borrower affirmatively disavows the Obligations or contests the validity or enforceability of any Loan Document.

10.1(l)	Lender’s security interest on any portion of the Collateral becomes unenforceable or otherwise impaired, unless all Advances outstanding against the affected Collateral are repaid within 10 Business Days after the earlier of (i) 60 days after Borrower fails to perform or comply with any terms or conditions applicable to it contained in Sections 8.7, 8.8, 8.9 or 8.10, or (ii) 10 Business Days after Borrower provides Lender with financial statements disclosing such failure.

10.1(m)	A material adverse change occurs in Borrower’s financial condition, business, properties, operations or prospects, or in Borrower’s ability to repay the Obligations.

10.1(n)	Any Lien for any taxes, assessments or other governmental charges (1) is filed against Borrower or any of its property, or is otherwise enforced against Borrower or any of its property, or (2) obtains priority that is equal to or greater than the priority of Lender’s security interest in any of the Collateral.

10.2.	Remedies

10.2 (a)	If an Event of Default described in Section 10.1(g) occurs with respect to Borrower, he Warehousing Commitment will automatically terminate and the unpaid principal amount of and accrued interest on the Warehousing Note and all other Obligations will automatically become due and payable, without presentment, demand or other Notice or requirements of any kind, all of which Borrower expressly waives.

10.2 (b)	If any other Event of Default occurs, Lender may, by Notice to Borrower, terminate the Warehousing Commitment and declare the Obligations to be immediately due and payable.

10.2 (c)	If any Event of Default occurs, Lender may also take any of the following actions:

(1) Foreclose upon or otherwise enforce its security interest in any Lien on the Collateral to secure all payments and performance of the Obligations in any manner permitted by law or provided for in the Loan Documents.

Page 10-2

Dated: 5/23/2003
Amended: 6/11/2004

(2)	Notify all obligors under any of the Collateral that the Collateral has been assigned to Lender (or to another Person designated by Lender) and that all payments on that Collateral are to be made directly to Lender (or such other Person); settle, compromise or release, in whole or in part, any amounts any obligor or Investor owes on any of the Collateral on terms acceptable to Lender; enforce payment and prosecute any action or proceeding involving any of the Collateral; and where any Collateral is in default, foreclose on and enforce any Liens securing that Collateral in any manner permitted by law and sell any property acquired as a result of those enforcement actions.

(3)	Prepare and submit for filing Uniform Commercial Code amendment statements evidencing the assignment to Lender or its designee of any Uniform Commercial Code financing statement filed in connection with any item of Collateral.

(4)	Act, or contract with a third party to act, at Borrower’s expense, as servicer or subservicer of Collateral requiring servicing, and perform all obligations required under any Collateral, including Servicing Contracts and Purchase Commitments.

(5)	Require Borrower to assemble and make available to Lender the Collateral and all related books and records at a place designated by Lender.

(6)	Enter onto property where any Collateral or related books and records are located and take possession of those items with or without judicial process; and obtain access to Borrower’s data processing equipment, computer hardware and software relating to the Collateral and use all of the foregoing and the information contained in the foregoing in any manner Lender deems necessary for the purpose of effectuating its rights under this Agreement and any other Loan Document.

(7)	Before the disposition of the Collateral, prepare it for disposition in any manner and to the extent Lender deems appropriate.

(8)	Exercise all rights and remedies of a secured creditor under the Uniform Commercial Code of Minnesota or other applicable law, including selling or otherwise disposing of all or any portion of the Collateral at one or more public or private sales, whether or not the Collateral is present at the place of sale, for cash or credit or future delivery, on terms and conditions and in the manner as Lender may determine, including sale under any applicable Purchase Commitment. Borrower waives any right it may have to prior notice of the sale of all or any portion of the Collateral to the extent allowed by applicable law. If notice is required under applicable law, Lender will give Borrower not less than 10 days’ notice of any public sale or of the date after which any private sale may be held. Borrower agrees that 10 days’ notice is reasonable notice. Lender may, without notice or publication, adjourn any public or private sale one or more times by announcement at the time and place fixed for the sale, and the sale may be held at any time or place announced at the adjournment. In the case of a sale of all or any portion of the Collateral on credit or for future delivery, the Collateral sold on those terms may be retained by Lender until the purchaser pays the selling price or takes possession of the Collateral. Lender has no liability to Borrower if a purchaser fails to pay for or take possession of Collateral sold on those terms, and in the case of any such failure, Lender may sell the Collateral again upon notice complying with this Section.

Page 10-3

Dated: 5/23/2003
Amended: 6/11/2004

	(9)	Instead of or in conjunction with exercising the power of sale authorized by Section 10.2(c)(8), Lender may proceed by suit at law or in equity to collect all amounts due on the Collateral, or to foreclose Lender’s Lien on and sell all or any portion of the Collateral pursuant to a judgment or decree of a court of competent jurisdiction.

	(10)	Proceed against Borrower on the Warehousing Note.

	(11)	Retain all excess proceeds from the sale or other disposition of the Collateral, and apply them to the payment of the Obligations under Section 10.3.

10.2 (d)	Lender will incur no liability as a result of the commercially reasonable sale or other disposition of all or any portion of the Collateral at any public or private sale or other disposition. Borrower waives (to the extent permitted by law) any claims it may have against Lender arising by reason of the fact that the price at which the Collateral may have been sold at a private sale was less than the price that Lender might have obtained at a public sale, or was less than the aggregate amount of the outstanding Warehousing Advances, accrued and unpaid interest on those Warehousing Advances, and unpaid fees, even if Lender accepts the first offer received and does not offer the Collateral to more than one offeree. Borrower agrees that any sale of Collateral under the terms of a Purchase Commitment, or any other disposition of Collateral arranged by Borrower, whether before or after the occurrence of an Event of Default, will be deemed to have been made in a commercially reasonable manner.

10.2 (e)	Borrower acknowledges that Mortgage Loans are collateral of a type that is the subject of widely distributed standard price quotations and that Mortgage-backed Securities are collateral of a type that is customarily sold on a recognized market. Borrower waives any right it may have to prior notice of the sale of Pledged Securities, and agrees that Lender may purchase Pledged Investments and Pledged Securities at a private sale of such Collateral.

10.2 (f)	Borrower specifically waives and releases (to the extent permitted by law) any equity or right of redemption, stay or appraisal that Borrower has or may have under any rule of law or statute now existing or adopted after the date of this Agreement, and any right to require Lender to (1) proceed against any Person, (2) proceed against or exhaust any of the Collateral or pursue its rights and remedies against the Collateral in any particular order, or (3) pursue any other remedy within its power. Lender is not required to take any action to preserve any rights of Borrower against holders of mortgages having priority to the Lien of any Mortgage or Security Agreement included in the Collateral or to preserve Borrower’s rights against other prior parties.

10.2 (g)	Lender may, but is not obligated to, advance any sums or do any act or thing necessary to uphold or enforce the Lien and priority of, or the security intended to be afforded by, any Mortgage or Security Agreement included in the Collateral, including payment of delinquent taxes or assessments and insurance premiums. All advances, charges, costs and expenses, including reasonable attorneys’ fees and disbursements, incurred or paid by Lender in exercising any right, power or remedy conferred by this Agreement, or in the enforcement of this Agreement, together with interest on those amounts at the Default Rate, from the time paid by Lender until repaid by Borrower, are deemed to be principal outstanding under this Agreement and the Warehousing Note.

10.2 (h)	No failure or delay on the part of Lender to exercise any right, power or remedy provided in this Agreement or under any other Loan Document, at law or in equity, will operate as a waiver of that right, power or remedy. No single or partial exercise by Lender of any

Page 10-4

Dated: 5/23/2003
Amended: 6/11/2004

right, power or remedy provided under this Agreement or any other Loan Document, at law or in equity, precludes any other or further exercise of that right, power, or remedy by Lender, or Lender’s exercise of any other right, power or remedy. Without limiting the foregoing, Borrower waives all defenses based on the statute of limitations to the extent permitted by law. The remedies provided in this Agreement and the other Loan Documents are cumulative and are not exclusive of any remedies provided at law or in equity.

10.2 (i)	Borrower grants Lender a non-exclusive license or other right to use, without charge, Borrower’s computer programs, other programs, labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any of the Collateral and Borrower’s rights under all licenses and all other agreements related to the foregoing inure to Lender’s benefit until the Obligations are paid in full.

10.2 (j)	Borrower acknowledges that Borrower and Lender after the date of this Agreement may enter into Acknowledgement Agreements with Fannie Mae, or another Investor, and that those Acknowledgment Agreements may contain certain provisions concerning the enforcement by Lender of its security interest in the Servicing Contracts subject to the Acknowledgement Agreements. Borrower agrees that the disposition of its rights in any Servicing Contract pursuant to the terms of an applicable Acknowledgment Agreement will be deemed commercially reasonable within the meaning of Article 9 of the Uniform Commercial Code of Minnesota. Borrower waives any clams it might otherwise have against Lender as a result of Lender’s compliance with the terms of any Acknowledgment Agreement.

10.3. Application of Proceeds

Lender may apply the proceeds of any sale, disposition or other enforcement of Lender’s Lien on all or any portion of the Collateral to the payment of the Obligations in the order Lender determines in its sole discretion. From and after the indefeasible payment to Lender of all of the Obligations, any remaining proceeds of the Collateral will be paid to Borrower, or to its successors or assigns, or as a court of competent jurisdiction may direct. If the proceeds of any sale, disposition or other enforcement of the Collateral are insufficient to cover the costs and expenses of that sale, disposition or other enforcement and payment in full of all Obligations, Borrower is liable for the deficiency.

10.4. Lender Appointed Attorney-in-Fact

Borrower appoints Lender its attorney-in-fact, with full power of substitution, for the purpose of carrying out the provisions of this Agreement, the Warehousing Note and the other Loan Documents and taking any action and executing any instruments that Lender deems necessary or advisable to accomplish that purpose. Borrower’s appointment of Lender as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, Lender may give notice of its Lien on the Collateral to any Person, either in Borrower’s name or in its own name, endorse all Pledged Investments or Pledged Securities payable to the order of Borrower, change or cause to be changed the book-entry registration or name of subscriber or Investor on any Pledged Security, prepare and submit for filing Uniform Commercial Code amendment statements with respect to any Uniform Commercial Code financing statements filed in connection with any item of Collateral or receive, endorse and collect all checks made payable to the order of Borrower representing payment on account of the principal of or interest on, or the proceeds of sale of, any of the Pledged Investments or Pledged Securities and give full discharge for those transactions.

Page 10-5

Dated: 5/23/2003
Amended: 6/11/2004

10.5. Right of Set-Off

If Borrower defaults in the payment of any Obligation or in the performance of any of its duties under the Loan Documents, Lender may, without Notice to or demand on Borrower (which Notice or demand Borrower expressly waives), set-off, appropriate or apply any property of Borrower held at any time by Lender, or any indebtedness at any time owed by Lender to or for the account of Borrower, against the Obligations, whether or not those Obligations have matured.

End of Article 10

Page 10-6

Dated: 5/23/2003
Amended: 6/11/2004

11. MISCELLANEOUS

11.1. Notices

Except where telephonic or facsimile notice is expressly authorized by this Agreement, all communications required or permitted to be given or made under this Agreement (“Notices”) must be in writing and must be sent by manual delivery, overnight courier or United States mail (postage prepaid), addressed as follows (or at such other address as may be designated by it in a Notice to the other):

If to Borrower:	Municipal Mortgage & Equity, LLC
621 East Pratt Street, 3rd Floor
Baltimore, MD 21202
Attention: Christopher B. Levey, Vice President
Facsimile: (410)727-5387

With a copy to:	Midland Mortgage Investment Corporation
33 North Garden Avenue, Suite 1200
Clearwater, FL 33755
Attention: Terry Myers, Vice President
Facsimile: (727) 443-6067

If to Lender:	Residential Funding Corporation
7501 Wisconsin Avenue
Bethesda, MD 20814
Attention: Chuck Schweitzer, Director
Facsimile: (301) 215-7212

All periods of Notice will be measured from the date of delivery if delivered manually or by facsimile, from the first Business Day after the date of sending if sent by overnight courier or from 4 days after the date of mailing if sent by United States mail, except that Notices to Lender under Article 2 and Section 3.3(e) shall be deemed to have been given only when actually received by Lender. Borrower authorizes Lender to accept Borrower’s Warehousing Advance Requests, shipping requests, wire transfer instructions and security delivery instructions transmitted to Lender by facsimile and those documents, when transmitted to Lender by facsimile have the same force and effect as the originals.

11.2. Reimbursement of Expenses; Indemnity

Borrower must: (a) pay Lender a document production fee in connection with the preparation and negotiation of this Agreement; (b) pay such additional documentation production fees as Lender may require and all out-of-pocket costs and expenses of Lender, including reasonable fees, service charges and disbursements of counsel to Lender (including allocated costs of internal counsel), in connection with the amendment, enforcement and administration of this Agreement, the Warehousing Note, and other Loan Documents, the making, repayment and payment of interest on the Warehousing Advances and the payment of all other Obligations under Loan Documents; (c) indemnify, pay, and hold harmless Lender and any other holder of the Warehousing Note from and against, all present and future stamp, documentary and other similar taxes with respect to the foregoing matters and save Lender and any other holder of the Warehousing Note harmless from and against all liabilities with respect to or resulting from any delay or omission to pay such taxes; and (d) indemnify, pay and hold harmless Lender and all of its Affiliates, officers, directors, employees or agents and any subsequent holder of the

Page 11-1

Dated: 5/23/2003
Amended: 6/11/2004

Warehousing Note (collectively called the “Indemnitees”) from and against all liabilities, obligations, losses, damages, penalties, judgments, suits, costs, expenses and disbursements of every kind or nature (including the reasonable fees and disbursements of counsel to the Indemnitees (including allocated costs of internal counsel) in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnitees have been designated as parties to such proceeding) that may be imposed upon, incurred by or asserted against such Indemnitees in any manner relating to or arising out of this Agreement, the Warehousing Note, or any other Loan Document or any of the transactions contemplated by this Agreement, the Warehousing Note and the other Loan Documents, including against all liabilities, obligations, losses, damages, penalties, judgments, suits, costs, expenses and disbursements of every kind or nature (including the reasonable fees and disbursements of counsel to the Indemnitees (including allocated costs of internal counsel) in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnitees have been designated as parties to such proceeding) arising from any breach of Sections 9.2(x) or 9.3(f) or the making of any Mortgage Loan in which any mortgagor, guarantor or other obligor is a Person named in any Restriction List and to whom the provision of financial services is prohibited or otherwise restricted by applicable law (“Indemnified Liabilities”), except that Borrower has no obligation under this Agreement with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of any such Indemnitees. To the extent that the undertaking to indemnify, pay and hold harmless as set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower must contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. The agreement of Borrower contained in this Article survives the expiration or termination of this Agreement and the payment in full of the Warehousing Note. Attorneys’ fees and disbursements incurred in enforcing, or on appeal from, a judgment under this Agreement are recoverable separately from and in addition to any other amount included in such judgment, and this clause is intended to be severable from the other provisions of this Agreement and to survive and not be merged into such judgment.

11.3. Financial Information

All financial statements and reports furnished to Lender under this Agreement must be prepared in accordance with GAAP, applied on a basis consistent with that applied in preparing the financial statements as at the end of and for Borrower’s most recent fiscal year (except to the extent otherwise required to conform to good accounting practice).

11.4. Terms Binding Upon Successors; Survival of Representations

The terms and provisions of this Agreement are binding upon and inure to the benefit of Borrower, Lender and their respective successors and assigns. All of Borrower’s representations, warranties, covenants and agreements survive the making of any Warehousing Advance, and except where a longer period is set forth in this Agreement, remain effective for as long as the Warehousing Commitment is outstanding or there remain any Obligations to be paid or performed.

11.5. Assignment and Participations

This Agreement and the Obligations of Borrower may not be assigned by Borrower. Lender may, subject to the limitations set forth below, assign or transfer, in whole or in part, any Advances, together with its corresponding rights under this Agreement and the other Loan Documents, and further may sell participations in all or any part of any Advances or any other interest in the Obligations or any of its obligations under this Agreement to another Person. The rights of any such assignee or participant against Lender in respect of such assignment or participation are those set forth in the agreement executed by that Lender in favor of the assignee or participant

Page 11-2

Dated: 5/23/2003
Amended: 6/11/2004

relating thereto, but such assignee or participant shall not become a party to this Agreement. Lender shall remain solely responsible to Borrower for the performance of its obligations under the Loan Documents. Lender shall retain all voting rights with respect to the Note, the Advances hereunder and the Commitments. Borrower shall continue to deal solely and directly with Lender in connection with Lender’s rights and obligations under the Loan Documents. Notwithstanding the foregoing, nothing contained herein shall in any manner or to any extent affect the right of Lender to assign its Notes and its right to receive and retain payments on its Notes provided Lender remains primarily and directly liable pursuant to the terms and conditions of this Agreement to keep, observe and perform all of its obligations under this Agreement. Lender may furnish any information concerning Borrower in its possession from time to time to Affiliates and to assignees and participants (including prospective assignees and participants) and Borrower hereby consents to the provision of such information. Without limitation of the exclusive right of Lender to collect and enforce such Obligations, Borrower agrees that each disposition will give rise to a debtor-creditor relationship of Borrower to the assignee or participant, and Borrower authorizes each assignee or participant, upon the occurrence of an Event of Default, to proceed directly by right of setoff, banker’s lien, or otherwise, against any assets of Borrower which may be in the hands of such assignee or participant.

11.6. Amendments

Except as otherwise provided in this Agreement, this Agreement may not be amended, modified or supplemented unless the amendment, modification or supplement is set forth in writing signed by both Borrower and Lender.

11.7. Governing Law

This Agreement and the other Loan Documents are governed by the laws of the State of Minnesota, without reference to its principles of conflicts of laws.

11.8. Relationship of the Parties

This Agreement provides for the making and repayment of Warehousing Advances by Lender (in its capacity as a lender) and Borrower (in its capacity as a borrower), for the payment of interest on those Warehousing Advances and for the payment of certain fees by Borrower to Lender. The relationship between Lender and Borrower is limited to that of creditor and secured party on the part of Lender and of debtor on the part of Borrower. The provisions of this Agreement and the other Loan Documents for compliance with financial covenants and the delivery of financial statements and other operating reports are intended solely for the benefit of Lender to protect its interest as a creditor and secured party. Nothing in this Agreement creates or may be construed as permitting or obligating Lender to act as a financial or business advisor or consultant to Borrower, as permitting or obligating Lender to control Borrower or to conduct Borrower’s operations, as creating any fiduciary obligation on the part of Lender to Borrower, or as creating any joint venture, agency, partnership or other relationship between Lender and Borrower other than as explicitly and specifically stated in the Loan Documents. Borrower acknowledges that it has had the opportunity to obtain the advice of experienced counsel of its own choice in connection with the negotiation and execution of the Loan Documents and to obtain the advice of that counsel with respect to all matters contained in the Loan Documents, including the waivers of jury trial and of punitive, consequential, special or indirect damages contained in Sections 11.15 and 11.16, respectively. Borrower further acknowledges that it is experienced with respect to financial and credit matters and has made its own independent decisions to apply to Lender for credit and to execute and deliver this Agreement.

Page 11-3

Dated: 5/23/2003
Amended: 6/11/2004

11.9. Severability

If any provision of this Agreement is declared to be illegal or unenforceable in any respect, that provision is null and void and of no force and effect to the extent of the illegality or unenforceability, and does not affect the validity or enforceability of any other provision of the Agreement.

11.10. Consent to Credit References

Borrower consents to the disclosure of information regarding Borrower and its Subsidiaries and their relationships with Lender to Persons making credit inquiries to Lender. This consent is revocable by Borrower at any time upon Notice to Lender as provided in Section 11.1.

11.11. Counterparts

This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together constitute but one and the same instrument.

11.12. Headings/Captions

The captions or headings in this Agreement and the other Loan Documents are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement or any other Loan Document.

11.13. Entire Agreement

This Agreement, the Warehousing Note and the other Loan Documents represent the final agreement among the parties with respect to their subject matter, and may not be contradicted by evidence of prior or contemporaneous oral agreements among the parties. There are no oral agreements among the parties with respect to the subject matter of this Agreement, the Warehousing Note and the other Loan Documents.

11.14. Consent to Jurisdiction

AT THE OPTION OF LENDER, THIS AGREEMENT, THE WAREHOUSING NOTE AND THE OTHER LOAN DOCUMENTS MAY BE ENFORCED IN ANY STATE OR FEDERAL COURT WITHIN THE STATE OF MINNESOTA. BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF THOSE COURTS, AND WAIVES ANY OBJECTION TO THE JURISDICTION OR VENUE OF THOSE COURTS, INCLUDING THE OBJECTION THAT VENUE IN THOSE COURTS IS NOT CONVENIENT. ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE COMMENCED AND INSTITUTED BY SERVICE OF PROCESS UPON BORROWER BY FIRST CLASS REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO BORROWER AT ITS ADDRESS LAST KNOWN TO LENDER. BORROWER’S CONSENT AND AGREEMENT UNDER THIS SECTION DOES NOT AFFECT LENDER’S RIGHT TO ACCOMPLISH SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER IN ANY OTHER JURISDICTION OR COURT. IN THE EVENT BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, LENDER AT ITS OPTION MAY HAVE THE CASE TRANSFERRED TO A STATE OR FEDERAL COURT WITHIN THE STATE OF MINNESOTA OR, IF A TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, MAY HAVE BORROWER’S ACTION DISMISSED WITHOUT PREJUDICE.

Page 11-4

Dated: 5/23/2003
Amended: 6/11/2004

11.15. Waiver of Jury Trial

BORROWER AND LENDER EACH PROMISES AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY, AND FULLY WAIVES ANY RIGHT TO TRIAL BY JURY TO THE EXTENT THAT ANY SUCH RIGHT NOW EXISTS OR ARISES AFTER THE DATE OF THIS AGREEMENT. THIS WAIVER OF THE RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN, KNOWINGLY AND VOLUNTARILY, BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS EACH INSTANCE AND EACH ISSUE FOR WHICH THE RIGHT TO TRIAL BY JURY WOULD OTHERWISE APPLY. LENDER AND BORROWER ARE EACH AUTHORIZED AND DIRECTED TO SUBMIT THIS AGREEMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PARTIES TO THIS AGREEMENT AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF THE RIGHT TO TRIAL BY JURY. FURTHER, BORROWER AND LENDER EACH CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE OTHER PARTY, INCLUDING THE OTHER PARTY’S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO ANY OF ITS REPRESENTATIVES OR AGENTS THAT THE OTHER PARTY WILL NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY.

11.16. Waiver of Punitive, Consequential, Special or Indirect Damages

BORROWER WAIVES ANY RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES FROM LENDER OR ANY OF LENDER’S AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY BORROWER AGAINST LENDER OR ANY OF LENDER’S AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT. THIS WAIVER OF THE RIGHT TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES IS KNOWINGLY AND VOLUNTARILY GIVEN BY BORROWER, AND IS INTENDED TO ENCOMPASS EACH INSTANCE AND EACH ISSUE FOR WHICH THE RIGHT TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES WOULD OTHERWISE APPLY. LENDER IS AUTHORIZED AND DIRECTED TO SUBMIT THIS AGREEMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PARTIES TO THIS AGREEMENT AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF THE RIGHT TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES.

11.17. Confidentiality

Lender shall use reasonable efforts to assure that information about Borrower and its operations, affairs and financial condition, not generally disclosed to the public or to trade and other creditors, which is furnished to Lender pursuant to the provisions hereof is used only for the purposes of this Agreement and any other relationship between the Lender and Borrower and not divulged to any Person other than the Lender, its Affiliates and their respective officers, directors, employees and agents, except: (a) to their attorneys and accountants, (b) in connection with the enforcement of the rights of Lender hereunder and under the other Loan Documents or otherwise in connection with applicable litigation, (c) in connection with assignments and participations and the solicitation of prospective assignees and participants referred to in Section 11.5 (provided such assignees, participants and prospecting assignees and participants agree to be bound by this Section 11.17) and (d) as may otherwise be required or requested by any regulatory authority having jurisdiction over Lender or by any applicable law, rule, regulation or judicial process, the opinion of Lender’s counsel concerning the making of such disclosure to be binding on the parties hereto.

Page 11-5

Dated: 5/23/2003
Amended: 6/11/2004

End of Article 11

Page 11-6

Dated: 5/23/2003
Amended: 6/11/2004

     12. DEFINITIONS

     12.1. Defined Terms

Capitalized terms defined below or elsewhere in this Agreement have the following meanings or, as applicable, the meanings given to those terms in Exhibits to this Agreement:

“Accrual Basis” has the meaning set forth in Section 3.1 (c).

“Advance Rate” means, with respect to any Eligible Investment, the Advance Rate set forth in Exhibit H for that type of Eligible Investment.

“Affiliate” means, when used with reference to any Person, (a) each Person that, directly or indirectly, controls, is controlled by or is under common control with, the Person referred to, (b) each Person that beneficially owns or holds, directly or indirectly, 5% or more of any class of voting Equity Interests of the Person referred to, (c) each Person, 5% or more of the voting Equity Interests of which is beneficially owned or held, directly or indirectly, by the Person referred to, and (d) each of such Person’s officers, directors, joint venturers and partners. For these purposes, the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Person in question.

“Agency Security” means a Mortgage-backed Security issued or guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae.

“Agreement” means this Warehousing Credit and Security Agreement, either as originally executed or as it may be amended, restated, renewed or replaced.

“Applicable Advances” has the meaning set forth in Section 3.1 (c).

“Annual Debt Payments” means, as of the last day of any fiscal quarter of any Person, the sum of (a) the aggregate amount of scheduled principal payments on all Debt during the next 4 fiscal quarters of that Person, (b) the amount of interest expense incurred on all Debt and deducted in calculating net income for the 4 fiscal quarters of that Person ending on that date, and (c) the amount of dividends paid as preferred stock that must be deducted as an expense in calculating net income pursuant to FAS 150 for the 4 fiscal quarters ending on that date.

“Appraisal” means a certificate of independent certified public accountants or independent financial consultants of recognized standing selected by Borrower and satisfactory to Lender as to the Appraisal Value of Borrower’s Servicing Portfolio or the Fannie Mae DUS Servicing Contracts or Ginnie Mae Servicing Contracts acquired in any Servicing Acquisition. An Appraisal must evaluate Borrower’s Servicing Portfolio or those Servicing Contracts based upon reasonably determined categories of the Mortgage Loans and must give effect to any subservicing agreements to which any Mortgage Loan is or will be subject. Each Appraisal must be in form, substance and detail satisfactory to Lender.

“Appraisal Value” means, as of any date of determination, the fair market value of Borrower’s right to service Mortgage Loans under the Servicing Contracts included in Borrower’s Servicing Portfolio or under the Fannie Mae DUS Servicing Contracts or Ginnie Mae Servicing Contracts acquired in any Servicing Acquisition. Appraisal Value must be calculated as a percentage of the unpaid principal amount of each category of Mortgage Loan serviced under those Servicing Contracts.

Page 12-1

Dated: 5/23/2003
Amended: 6/11/2004

“Appraised Property Value” means with respect to an interest in real property, the then current fair market value of the real property and any improvements on it as of recent date determined in accordance with Title XI of FIRREA by a qualified appraiser who is a member of the American Institute of Real Estate Appraisers or other group of professional appraisers.

“Approved Custodian” means a pool custodian or other Person that Lender deems acceptable, in its sole discretion, to hold Mortgage Loans for inclusion in a Mortgage Pool or to hold Mortgage Loans as agent for an Investor that has issued a Purchase Commitment for those Mortgage Loans.

“Audited Statement Date” means the date of Borrower’s most recent audited financial statements (and, if applicable, Borrower’s Subsidiaries, on a consolidated basis) delivered to Lender under this Agreement.

“Balance Funded Portion” has the meaning set forth in Section 3.1(c).

“Balance Funded Rate” means, for any Warehousing Advance, the Balance Funded Rate specified for that Warehousing Advance in Exhibit H.

“Balance Funding Credit” has the meaning set forth in Section 3.1(c).

“Bank One” means Bank One, National Association, or any successor bank.

“Bank One Prime Rate” means, as of any date of determination, the highest prime rate quoted by Bank One and most recently published by Bloomberg L.P. If the prime rate for Bank One is not quoted or published for any period, then during that period the term “Bank One Prime Rate” means the highest prime rate published in the most recent edition of The Wall Street Journal in its regular column entitled “Money Rates.”

“Borrower” has the meaning set forth in the first paragraph of this Agreement.

“Bridge Loan Approval Request” has the meaning set forth in Section 2.2.

“Bridge Mortgage Loan” has the meaning set forth in Exhibit H.

“Builder Loan” has the meaning set forth in Exhibit H.

“Business Day” means any day other than Saturday, Sunday or any other day on which national banking associations are closed for business.

“Buydown” has the meaning set forth in Section 3.6.

“CAD” means for any Person for any period of determination, the consolidated net income or loss of a Person for such period, determined in accordance with GAAP, plus the sum of (a) aggregate unrealized losses and amounts reflecting valuation impairments or allowances, in each case arising out of marking to market the value of bonds and derivative instruments held by such Person and its subsidiaries and in each case as described in, and valued in accordance with, FAS 140, (b) extraordinary losses, (c) fees earned in connection with the origination of investments, which fees are required to be capitalized for such period under GAAP, less the aggregate amount of such fees previously so capitalized but accreted into income for such period; (d) interest expense on all Debt and the amount of any dividends paid in respect of preferred stock that must be deducted as an expense pursuant to FAS 150, and (e) amortization, including, without limitation, amortization of goodwill and other intangible assets, less the sum of (i) deferred tax benefits (or expenses) recognized under GAAP but not in determining CAD, (ii)

Page 12-2

Dated: 5/23/2003
Amended: 6/11/2004

non-cash revenue, including, without limitation, revenue described in FAS 140, (iii) aggregate unrealized gains and other amounts reflecting increased valuations, in each case arising out of marking to market the value of bonds and derivative instruments held by such Person and its Subsidiaries and in each case as described in, and valued in accordance with FAS 140, (iv) any special distributions made to the equity holders of such Person, other than preferred dividends paid by MuniMae TE Bond Subsidiary, LLC, (v) extraordinary income or gains, and (vi) all other non-recurring income, including, without limitation, (1) revenues or proceeds received upon the sale or other disposition of assets that relate to discontinued operations of such Person and its Subsidiaries, or (2) premiums received upon prepayment or repayment of bonds or other debentures held by such Person and its Subsidiaries.

“Calendar Quarter” means the 3 month period beginning on each January 1, April 1, July 1 or October 1.

“Cash Collateral Account” means a demand deposit account maintained at the Funding Bank in Lender’s name and designated for receipt of the proceeds of the sale or other disposition of Collateral.

“Closing Date” has the meaning set forth in the Recitals to this Agreement.

“Collateral” has the meaning set forth in Section 4.1.

“Collateral Documents” means, with respect to each Mortgage Loan, (a) the Mortgage Note, the Mortgage and all other documents including, if applicable, any Security Agreement, executed in connection with or relating to the Mortgage Loan; (b) as applicable, the original lender’s ALTA Policy of Title Insurance or its equivalent, documents evidencing the FHA Commitment to Insure, or private mortgage insurance, the appraisal, the environmental assessment, the engineering report, certificates of casualty or hazard insurance, credit information on the maker of the Mortgage Note; (c) any other document listed in Exhibit B; and (d) any other document that is customarily desired for inspection or transfer incidental to the purchase of any Mortgage Note by an Investor or that is customarily executed by the seller of a Mortgage Note to an Investor.

“Committed Purchase Price” means for an Eligible Investment (a) the dollar price as set forth in the Purchase Commitment or, if the price is not expressed in dollars, the product of the Mortgage Note Amount multiplied by the price (expressed as a percentage) as set forth in the Purchase Commitment for the Eligible Investment, or (b) if the Eligible Investment is to be used to back an Agency Security, an amount equal to the product of the Mortgage Note Amount multiplied by the price (expressed as a percentage) as set forth in the Purchase Commitment for the Agency Security.

“Compliance Certificate” means a certificate executed on behalf of Borrower by its manager having principal financial accounting responsibilities, substantially in the form of Exhibit E.

“Debt” means (a) all indebtedness or other obligations of a Person (and, if applicable, that Person’s Subsidiaries, on a consolidated basis) that, in accordance with GAAP, would be included in determining total liabilities as shown on the liabilities side of a balance sheet of that Person on the date of determination, plus (b) all indebtedness or other obligations of that Person (and, if applicable, that Person’s Subsidiaries, on a consolidated basis) for borrowed money or for the deferred purchase price of property or services. For purposes of calculating a Person’s Debt, Fannie Mae Loan Loss Reserves and Subordinated Debt not due within 1 year of that date may be excluded from that Person’s indebtedness.

“Default” means the occurrence of any event or existence of any condition that, but for the giving of Notice or the lapse of time, would constitute an Event of Default.

Page 12-3

Dated: 5/23/2003
Amended: 6/11/2004

“Default Rate” means, for any Warehousing Advance, the Interest Rate applicable to that Warehousing Advance plus 4% per annum. If no Interest Rate is applicable to a Warehousing Advance, “Default Rate” means, for that Warehousing Advance, the highest Interest Rate then applicable to any outstanding Warehousing Advance plus 4% per annum.

“Depository Benefit” means the compensation received by Lender, directly or indirectly, as a result of Borrower’s maintenance of Eligible Balances with a Designated Bank.

“Designated Bank” means any bank designated by Lender as a Designated Bank, but only for as long as Lender has an agreement under which Lender receives Depository Benefits from that bank.

“Designated Bank Charges” means any fees, interest or other charges that would otherwise be payable to a Designated Bank in connection with Eligible Balances maintained at the Designated Bank, including deposit insurance premiums, service charges and any other charges that may be imposed by governmental authorities from time to time.

“Designated Loans” has the meaning set forth in Section 4.3.

“Earnings Allowance” has the meaning set forth in Section 3.1(b).

“Earnings Credit” has the meaning set forth in Section 3.1(b).

“Eligible Balances” means all funds of or maintained by Borrower (and, if applicable, Borrower’s Subsidiaries) in demand deposit or time deposit accounts at a Designated Bank, minus balances to support float, reserve requirements and any other reductions that may be imposed by governmental authorities from time to time.

“Eligible Investment” means a Mortgage Loan, Municipal Bond or Builder Loan that satisfies the conditions and requirements set forth in Exhibit H.

“Eligible Mortgage Pool” means a Mortgage Pool for which (a) an Approved Custodian has issued its initial certification, (b) there exists a Purchase Commitment covering the Agency Security to be issued on the basis of that certification and (c) the Agency Security will be delivered to Lender.

“Equity Interests” means all shares, interests, participations or other equivalents, however, designated, of or in a Person (other than a natural person), whether or not voting, including common stock, membership interests, warrants, preferred stock, convertible debentures and all agreements, instruments and documents convertible, in whole or in part, into any one or more of the foregoing.

“Equity Investment” means any investment that a shareholder, partner or member of a Mortgage Borrower is required to make in the Mortgage Borrower pursuant to any applicable agreement providing for such investment.

“ERISA” means the Employee Retirement Income Security Act of 1974 and all rules and regulations promulgated under that statute, as amended, and any successor statute, rules, and regulations.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is a member of a group of which Borrower is a member and that is treated as a single employer under Section 414 of the Internal Revenue Code.

“Event of Default” means any of the conditions or events set forth in Section 10.1.

Page 12-4

Dated: 5/23/2003
Amended: 6/11/2004

“Excess Buydown” has the meaning set forth in Section 3.4.

“Exchange Act” means the Securities Exchange Act of 1934 and all rules and regulations promulgated under that statute, as amended, and any successor statute, rules, and regulations.

“Exhibit A” means  Exhibit A, Exhibit A-MF/BR, Exhibit A-TL, Exhibit A-Bonds, as applicable to the type of Eligible Investment against which an Advance is to be made.

“Exhibit B” means Exhibit B-MF, Exhibit B/FHA, Exhibit B/SFNMA, Exhibit B-Bonds, as applicable to the type of Eligible Investment against which a Warehousing Advance is to be made.

“Excluded Lines of Credit” means lines of credit extended to one or more Borrowers by Affiliates and designated as “Excluded Lines of Credit” on Exhibit F.

“Fair Market Value” means, at any time for an Eligible Investment as of any date of determination, (a) the Committed Purchase Price if the Eligible Investment is a Mortgage Loan covered by a Purchase Commitment from Fannie Mae or Freddie Mac or the Eligible Investment is a Mortgage Loan to be exchanged for an Agency Security and that Agency Security is covered by a Purchase Commitment from an Investor, (b) the least of the marked-to-market value, adjusted to reflect changes in interest rates since the most recent report, the outstanding principal balance or the Appraised Property Value of the related premises, if the Eligible Investment is a Municipal Bond, or (c) otherwise, the market price for such Eligible Investment, determined by Lender based on market data for similar Mortgage Loans, Municipal Bonds or Builder Loans and such other criteria as Lender deems appropriate in its sole discretion.

“Fannie Mae” means Fannie Mae, a corporation created under the laws of the United States, and any successor corporation or other entity.

“Fannie Mae Agreements” has the meaning set forth in Section 4.3.

“Fannie Mae DUS Mortgage Loan” has the meaning specified in Exhibit H.

“Fannie Mae DUS Program” means Fannie Mae’s program for the purchase of Mortgage Loans originated under Fannie Mae’s Delegrated Underwriting and Servicing Guide.

“Fannie Mae Loan Loss Reserves” means reserves established by Borrower to absorb estimated future losses related to Fannie Mae DUS Mortgage Loans.

“Fannie Mae Servicing Contracts” has the meaning set forth in Section 4.3.

“FAS” means a Financial Accounting Standard as published by the Financial Accounting Standards Board.

“FHA” means the Federal Housing Administration and any successor agency or other entity.

“FHA Construction Mortgage Loan” has the meaning set forth in Exhibit H.

“FHA Mortgage Loan” means an FHA-insured Mortgage Loan included in the Pledged Investments.

“FHA Project Mortgage Loan” has the meaning set forth in Exhibit H.

“FICA” means the Federal Insurance Contributions Act and all rules and regulations promulgated under that statute, as amended, and any successor statute, rules and regulations.

Page 12-5

Dated: 5/23/2003
Amended: 6/11/2004

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989 and all rules and regulations promulgated under that statute, as amended, and any successor statute, rules, and regulations.

“First Mortgage” means a Mortgage that constitutes a first Lien on the real property and improvements described in or covered by that Mortgage.

“First Mortgage Loan” means a Mortgage Loan secured by a First Mortgage.

“Freddie Mac” means Freddie Mac, a corporation created under the laws of the United States, and any successor corporation or other entity.

“Freddie Mac Mortgage Loan” has the meaning set forth in Exhibit H.

“Funding Bank” means Bank One or any other bank designated by Lender as a Funding Bank.

“Funding Bank Agreement” means a letter agreement on the form prescribed by Lender between the Funding Bank and Borrower authorizing Lender’s access to the Operating Account.

“GAAP” means generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and in statements and pronouncements of the Financial Accounting Standards Board, or in opinions, statements or pronouncements of any other entity approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“Ginnie Mae” means the Government National Mortgage Association, an agency of the United States government, and any successor agency or other entity.

“Health Care Facility” means a retirement service center, a board and care facility, an intermediate care facility, a nursing home or a hospital.

“Hedging Arrangements” means, with respect to any Person, any agreements or other arrangements (including interest rate swap agreements, interest rate cap agreements and forward sale agreements) entered into to protect that Person against changes in interest rates or the market value of assets.

“HUD” means the Department of Housing and Urban Development, and any successor agency or other entity.

“Indemnified Liabilities” has the meaning set forth in Section 11.2.

“Indemnitees” has the meaning set forth in Section 11.2

“Index Rate” means, for any Warehousing Advance other than a Warehousing Advance for which interest is calculated by reference to the greater of LIBOR or 2.25%, the Interest Rate specified for that Warehousing Advance in Exhibit H. For Warehousing Advances for which interest is calculated by reference to the greater of LIBOR or 2.25%, Index Rate means LIBOR plus the applicable margin specified in Exhibit H.

“Interest Rate” means, for any Warehousing Advance, the floating rate of interest specified for that Warehousing Advance in Exhibit H.

Page 12-6

Dated: 5/23/2003
Amended: 6/11/2004

“Interim Statement Date” means the date of the most recent unaudited financial statements of Borrower (and, if applicable, Borrower’s Subsidiaries, on a consolidated basis) delivered to Lender under this Agreement.

“Internal Revenue Code” means the Internal Revenue Code of 1986, Title 26 of the United States Code, and all rules, regulations and interpretations issued under those statutory provisions, as amended, and any subsequent or successor federal income tax law or laws, rules, regulations and interpretations.

“Investment Company Act” means the Investment Company Act of 1940 and all rules and regulations promulgated under that statute, as amended, and any successor statute, rules, and regulations.

“Investor” means Fannie Mae, Freddie Mac or a financially responsible private institution that Lender deems acceptable, in its sole discretion, to issue Purchase Commitments with respect to a particular category of Eligible Investments.

“Lender” has the meaning set forth in the first paragraph of this Agreement.

“Leverage Ratio” means the ratio of a Person’s consolidated Debt to Tangible Net Worth. For purposes of calculating a Person’s Leverage Ratio, Debt arising under Hedging Arrangements, to the extent of assets arising under those Hedging Arrangements, may be excluded from that Person’s Debt.

“LIBOR” means, for each week, the rate of interest per annum that is equal to the arithmetic mean of the U.S. Dollar London Interbank Offered Rates for 1 month periods of certain U.S. banks as of 11:00 a.m. (London time) on the first Business Day of each week on which the London Interbank market is open, as published by Bloomberg L.P. If those interest rates are not offered or published for any period, then during that period LIBOR means the London Interbank Offered Rate for 1 month periods as published in The Wall Street Journal in its regular column entitled “Money Rates” on the first Business Day of each week on which the London Interbank market is open.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature of such an agreement and any agreement to give any security interest).

“Loan Documents” means this Agreement, the Warehousing Note, any agreement of Borrower relating to Subordinated Debt, and each other document, instrument or agreement executed by Borrower in connection with any of those documents, instruments and agreements, as originally executed or as any of the same may be amended, restated, renewed or replaced.

“Loan Package Fee” has the meaning set forth in Section 3.5.

“Loan-to-Value Ratio” means, for any Mortgage Loan, the ratio of (a) the maximum amount that may be borrowed under the Mortgage Loan (whether or not borrowed) at the time of origination, plus the Mortgage Note Amounts of all other Mortgage Loans secured by senior or pari passu Liens on the related Property, to (b) the Appraised Property Value of the related Property.

“Margin Stock” has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System, as amended.

“Master Credit Facility Agreement” means any agreement between Borrower and one or more mortgagors and (if applicable) other obligors described on Exhibit I (as amended in accordance

Page 12-7

Dated: 5/23/2003
Amended: 6/11/2004

with Section 5.3, under which Borrower makes Special Fannie Mae Mortgage Loans to those mortgagors and other obligors secured by Mortgages on Multifamily Properties, as long as Fannie Mae has agreed, on terms satisfactory to Lender, to issue an Agency Security in exchange for a 100% participation in each Special Fannie Mae Mortgage Loan.

“Miscellaneous Fees and Charges” means the miscellaneous fees set forth on Lender’s fee schedule attached as Exhibit I and all miscellaneous disbursements, charges and expenses incurred by or on behalf of Lender for the handling and administration of Warehousing Advances and Collateral, including costs for Uniform Commercial Code, tax lien and judgment searches conducted by Lender, filing fees, charges for wire transfers and check processing charges, charges for security delivery fees, charges for overnight delivery of Collateral to Investors, recording fees, Funding Bank service fees and overdraft charges and Designated Bank Charges. Upon not less than 3 Business Days’ prior Notice to Borrower, Lender may modify Exhibit I and the fees set forth in it to conform to current Lender practices and, as so modified, the revised Exhibit I will become part of this Agreement.

“Modified Net Worth” means MMA’s Tangible Net Worth less the amount of MMA’s net investment in MuniMae TE Bond Subsidiary LLC.

“Mortgage” means a mortgage or deed of trust on real property that, except in the case of an FHA Construction Mortgage Loan, is improved and substantially completed.

“Mortgage-backed Securities” means securities that are secured or otherwise backed by Mortgage Loans.

“Mortgage Borrower” means a borrower of a Mortgage Loan.

“Mortgage Loan” means any loan evidenced by a Mortgage Note and secured by a Mortgage and, if applicable, a Security Agreement.

“Mortgage Note” means a promissory note secured by one or more Mortgages and, if applicable, one or more Security Agreements.

“Mortgage Note Amount” means, as of any date of determination, the then outstanding and unpaid principal amount of a Mortgage Note (whether or not an additional amount is available to be drawn under that Mortgage Note).

“Mortgage Pool” means a pool of one or more Pledged Investments on the basis of which a Mortgage-backed Security is to be issued.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001 (a)(3) of ERISA, to which either Borrower or any ERISA Affiliate of Borrower has any obligation with respect to its employees.

“Multifamily Property” means real property that contains or that will contain more than 4 dwelling units.

“Municipal Bonds” has the meaning set forth in Exhibit H.

“Non-Agency Mortgage Loan” has the meaning set forth in Exhibit H.

“Non-Usage Fee” has the meaning set forth in Section 3.4.

“Notices” has the meaning set forth in Section 11.1.

Page 12-8

Dated: 5/23/2003
Amended: 6/11/2004

“Obligations” means all indebtedness, obligations and liabilities of Borrower to Lender and Lender’s Subsidiaries (whether now existing or arising after the date of this Agreement, voluntary or involuntary, joint or several, direct or indirect, absolute or contingent, liquidated or unliquidated, or decreased or extinguished and later increased and however created or incurred), including Borrower’s obligations and liabilities to Lender under the Loan Documents and disbursements made by Lender for Borrower’s account.

“Operating Account” means a demand deposit account maintained at the Funding Bank in Borrower’s name and designated for funding that portion of each Eligible Investment not funded by a Warehousing Advance made against that Eligible Investment and for returning any excess payment from an Investor for a Pledged Investment or Pledged Security.

“Other Fannie Mae Mortgage Loan” has the meaning set forth in Exhibit H.

“Overdraft Advance” has the meaning set forth in Section 3.7.

“Parent” means Midland Financial Holdings, Inc..

“Participant” has the meaning set forth in Section 11.5.

“Person” means and includes natural persons, corporations, limited liability companies, limited liability partnerships, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions of those governments.

“Plan” means each employee benefit plan (whether in existence on the date of this Agreement or established after that date), as that term is defined in Section 3 of ERISA, maintained for the benefit of directors, officers or employees of Borrower or any ERISA Affiliate.

“Pledged Assets” means, collectively, Pledged Investments, Pledged Securities, Pledged Servicing Acquisition/Disposition Agreements, Pledged Servicing Contracts and Pledged Servicing Payments.

“Pledged Hedging Accounts” has the meaning set forth in Section 4.1 (j).

“Pledged Hedging Arrangements” has the meaning set forth in Section 4.1 (j).

“Pledged Investments” has the meaning set forth in Section 4.1 (b).

“Pledged Securities” has the meaning set forth in Section 4.1 (c).

“Pledged Servicing Acquisition/Disposition Agreements” has the meaning set forth in Section 4.1 (g).

“Pledged Servicing Contracts” has the meaning set forth in Section 4.1(e).

“Pledged Servicing Payments” has the meaning set forth in Section 4.1(f).

“Prohibited Transaction” has the meanings set forth for such term in Section 4975 of the Internal Revenue Code and Section 406 of ERISA.

“Property” means a Multifamily Property or Health Care Facility securing a Mortgage Loan.

Page 12-9

Dated: 5/23/2003
Amended: 6/11/2004

“Purchase Commitment” means a written commitment, in form and substance satisfactory to Lender, issued in favor of Borrower by an Investor under which that Investor commits to purchase Mortgage Loans or Mortgage-backed Securities.

“Rating Agency” means any nationally recognized statistical rating organization that in the ordinary course of its business rates Mortgage-backed Securities.

“Refinancing Loan” means a permanent Mortgage Loan or other financing originated by Borrower to refinance one or more Pledged Investments.

“Release Amount” has the meaning set forth in Section 4.3(f).

“Remainder” has the meaning set forth in Section 3.1(c).

“Restriction List” and “Restriction Lists” means each and every list of Persons to whom the Government of the United States prohibits or otherwise restricts the provision of financial services. For the purposes of this Agreement, Restriction Lists include the list of Specifically Designated Nationals and Blocked Persons established pursuant to Executive Order 13224 (September 23, 2001) and maintained by the Office of Foreign Assets Control, U.S. Department of the Treasury, current as of the day the Restriction List is used for purposes of comparison in accordance with the requirements of this Agreement.

“Second Mortgage” means a Mortgage that constitutes a second Lien on the real property and improvements described in or covered by that Mortgage.

“Second Mortgage Loan” means a Mortgage Loan secured by a Second Mortgage.

“Security Agreement” means a security agreement or other agreement that creates a Lien on personal property, including furniture, fixtures and equipment, to secure repayment of a Mortgage Loan.

“Servicing Acquisition” means a transaction in which Borrower acquires Fannie Mae DUS Servicing Contracts or Ginnie Mae Servicing Contracts in a bulk purchase.

“Servicing Acquisition Documents” means, with respect to any Servicing Acquisition, the Servicing Purchase Agreement and all agreements, documents and instruments executed and delivered in connection with the Servicing Acquisition.

“Servicing Collateral” means the Collateral described in Section 4.1 (e), and all Collateral described in Sections 4.1(f) and 4.1(g) that constitutes proceeds of or is related to that Collateral.

“Servicing Contract” means, with respect to any Person, the arrangement, whether or not in writing, under which that Person has the right to service Mortgage Loans.

“Servicing Portfolio” means, as to any Person, the unpaid principal balance of Mortgage Loans serviced by that Person under Servicing Contracts, minus the principal balance of all Mortgage Loans that are serviced by that Person for others under subservicing arrangements.

“Servicing Portfolio Report” has the meaning set forth in Section 7.3(a).

“Servicing Purchase Agreement” means the principal agreement or agreements pursuant to which Borrower makes any Servicing Acquisition.

Page 12-10

Dated: 5/23/2003
Amended: 6/11/2004

“Shipped Period” means the maximum number of days specified in Exhibit H during which a Warehousing Advance may remain outstanding against a Pledged Investment that has been sent to (a) an Investor or a custodian for an Investor for examination and purchase under a Purchase Commitment, (b) an Approved Custodian for examination and inclusion in an Eligible Mortgage Pool or (c) a pool custodian for examination and inclusion in a Mortgage Pool.

“Special Fannie Mae Bailee Agreement” means an agreement among Borrower, Lender and Fannie Mae, on the form prescribed by Lender, with respect to Lender’s security interest in Borrower’s interest in one or more Mortgage Notes evidencing a Special Fannie Mae Mortgage Loan.

“Special Fannie Mae Mortgage Loan” has the meaning set forth in Exhibit H.

“Special Fannie Mae Pool Purchase Contract” means an agreement, on terms satisfactory to Lender, under which Fannie Mae agrees to purchase a 100% participation in Special Fannie Mae Mortgage Loans in exchange for Agency Securities.

“Statement Date” means the Audited Statement Date or the Interim Statement Date, as applicable.

“Sublimit” means the aggregate amount of Warehousing Advances (expressed as a dollar amount or as a percentage of the Warehousing Commitment Amount) that is permitted to be outstanding at any one time against a specific type of Eligible Investment.

“Subordinated Debt” means (a) all indebtedness of Borrower for borrowed money that is effectively subordinated in right of payment to all present and future Obligations either (1) under a Subordination of Debt Agreement on the form prescribed by Lender or (2) otherwise on terms acceptable to Lender, and (b) solely for purposes of Section 8.4, all indebtedness of Borrower that is required to be subordinated by Sections 5.1 (b) and 7.11.

“Subordinate Mortgage” means a Mortgage that constitutes a second, third or fourth Lien on the real property and improvements described in or covered by that Mortgage.

“Subordinate Mortgage Loan” means a Mortgage Loan secured by a Subordinate Mortgage and (a) in the case of Fannie Mae DUS Mortgage Loans or Other Fannie Mae Mortgage Loans, for which all prior Mortgage Loans on that Property have been sold to, or are subject to a Purchase Commitment issued by, Fannie Mae and (b) in the case of Freddie Mac Mortgage Loans, for which all prior Mortgage Loans on that Property have been sold to, or are subject to a Purchase Commitment issued by, Freddie Mac.

“Subsidiary” means any corporation, partnership, association or other business entity in which more than 50% of the shares of stock or other ownership interests having voting power for the election of directors, managers, trustees or other Persons performing similar functions is at the time owned or controlled by any Person either directly or indirectly through one or more Subsidiaries of that Person.

“Takeout Commitment” means, with respect to any Pledged Investment, (a) a Purchase Commitment, (b) a commitment from a lender, and in form and substance, satisfactory to Lender, to make a Refinancing Loan, or (c) a forward commitment for the purchase or permanent financing from an Investor or investment bank, and in form and substance, satisfactory to Lender.

“Tangible Net Worth” means the excess of a Person’s (and, if applicable, that Person’s Subsidiaries, on a consolidated basis) total assets over total liabilities as of the date of determination, each determined in accordance with GAAP applied in a manner consistent with

Page 12-11

Dated: 5/23/2003
Amended: 6/11/2004

the financial statements referred to in Section 5.1 (a)(6), plus Fannie Mae Loan Loss Reserves and that portion of Subordinated Debt not due within 1 year of that date. For purposes of calculating a Person’s Tangible Net Worth, advances or loans to managers, members, employees or Affiliates, investments in Affiliates other than consolidated Subsidiaries, assets pledged to secure any liabilities not included in the Debt of that Person, intangible assets, those other assets that would be deemed by HUD to be non-acceptable in calculating adjusted net worth in accordance with its requirements in effect as of that date, as those requirements appear in the “Consolidated Audit Guide for Audits of HUD Programs,” and other assets Lender deems unacceptable, in its sole discretion, must be excluded from that Person’s total assets.

“Third Party Originated Asset” means a Mortgage Loan, Municipal Bond or Builder Loan originated and funded by a third party (other than with funds provided by Borrower at closing to purchase the Mortgage Loan, Municipal Bond or Builder Loan) and subsequently purchased by Borrower.

“Trust Receipt” means a trust receipt in a form approved by and under which Lender may deliver any document relating to the Collateral to Borrower for correction or completion.

“Underwriting Fee” has the meaning set forth in Exhibit H.

“Underwriting Guidelines” means Borrower’s policies and procedures for underwriting Mortgage Loans and Municipal Bonds secured by Multifamily Properties, Health Care Facilities, Commercial Properties, Mobile Home Parks or Seniors Housing, and Builder Loans, as in effect on the date of this Agreement, a copy of which has been provided to and approved by Lender, as the same may be modified from time to time in accordance with this Agreement.

“Unused Portion” has the meaning set forth in Section 3.4.

“Used Portion” has the meaning set forth in Section 3.4.

“Warehouse Period” means, for any Eligible Loan, the maximum number of days a Warehousing Advance against that type of Eligible Loan may remain outstanding as set forth in Exhibit H.

“Warehousing Advance” means a disbursement by Lender under Section 1.1.

“Warehousing Advance Request” has the meaning set forth in Section 2.1.

“Warehousing Collateral Value” means, as of any date of determination, (a) with respect to any Eligible Investment, the lesser of (1) the amount of any Warehousing Advance made, or that could be made, against such Eligible Investment under Exhibit H or (2) an amount equal to the Advance Rate for the applicable type of Eligible Investment multiplied by the Fair Market Value of such Eligible Investment; (b) if Eligible Investments have been exchanged for Agency Securities, the lesser of (1) the amount of any Warehousing Advances outstanding against the Eligible Investments backing the Agency Securities or (2) an amount equal to the Advance Rates for the applicable types of Eligible Investments backing the Agency Securities multiplied by the Fair Market Value of the Agency Securities; and (c) with respect to cash, the amount of the cash.

“Warehousing Commitment” means the obligation of Lender to make Warehousing Advances to Borrower under Section 1.1.

“Warehousing Commitment Amount” means $200,000,000.

“Warehousing Commitment Termination Date” has the meaning set forth in Section 1.2.

Page 12-12

Dated: 5/23/2003
Amended: 6/11/2004

“Warehousing Maturity Date” means the earlier of (a) the date 6 months after the Warehousing Commitment Termination Date, or (b) the date the Warehousing Advances become due and payable under Section 10.2.

“Warehousing Note” has the meaning set forth in Section 1.3.

“Wire Disbursement Account” means a demand deposit account maintained at the Funding Bank in Lender’s name for clearing wire transfers requested by Borrower to fund Warehousing Advances.

12.2.	Other Definitional Provisions; Terms of Construction

12.2 (a)	Accounting terms not otherwise defined in this Agreement have the meanings given to those terms under GAAP.

12.2 (b)	Defined terms may be used in the singular or the plural, as the context requires.

12.2 (c)	All references to time of day mean the then applicable time in Chicago, Illinois, unless otherwise expressly provided.

12.2 (d)	References to Sections, Exhibits, Schedules and like references are to Sections, Exhibits, Schedules and the like of this Agreement unless otherwise expressly provided.

12.2 (e)	The words “include,” “includes” and “including” are deemed to be followed by the phrase “without limitation.”

12.2 (f)	Unless the context in which it is used otherwise clearly requires, the word “or” has the inclusive meaning represented by the phrase “and/or.”

12.2 (g)	All incorporations by reference of provisions from other agreements are incorporated as if such provisions were fully set forth into this Agreement, and include all necessary definitions and related provisions from those other agreements. All provisions from other agreements incorporated into this Agreement by reference survive any termination of those other agreements until the Obligations of Borrower under this Agreement and the Warehousing Note are irrevocably paid in full and the Warehousing Commitment is terminated.

12.2 (h)	All references to the Uniform Commercial Code shall be deemed to be references to the Uniform Commercial Code in effect on the date of this Agreement in the applicable jurisdiction.

12.2 (i)	Unless the context in which it is used otherwise clearly requires, all references to days, weeks and months mean calendar days, weeks and months.

End of Article 12

Page 12-13

Dated: 5/23/2003
Amended: 6/11/2004

FOURTH AMENDMENT TO WAREHOUSING CREDIT AND
SECURITY AGREEMENT

FOURTH AMENDMENT TO WAREHOUSING CREDIT AND SECURITY AGREEMENT (this “Amendment”) dated as of June 11, 2004, between MUNICIPAL MORTGAGE & EQUITY, LLC, a Delaware limited liability company (“MMA”). MUNIMAE TEI HOLDINGS, LLC, a Maryland limited liability company (“MTEI”). MIDLAND MORTGAGE INVESTMENT CORPORATION, a Florida corporation (“Midland Mortgage”), MMA CONSTRUCTION FINANCE, LLC fka MUNIMAE MIDLAND CONSTRUCTION FINANCE, LLC, a Maryland limited liability company (“MMA Construction”), and MMA CAPITAL CORPORATION, a Michigan corporation f/k/a MIDLAND CAPITAL CORPORATION (“MMA Capital”) (MMA, MTEI, Midland Mortgage, MMA Construction and MMA Capital, collectively, “Borrower”) and RESIDENTIAL FUNDING CORPORATION, a Delaware corporation (“Lender”).

A.	Borrower and Lender have entered into a revolving mortgage warehousing facility with a present Warehousing Commitment Amount of $190,000,000 which is evidenced by a Warehousing Promissory Note and a Term Loan Promissory Note, each dated May 23, 2003 (collectively, the “Notes”), and by a Warehousing Credit, Term Loan and Security Agreement dated as of May 23, 2003 (as the same may have been and may be amended or supplemented, the “Agreement”).

B.	Borrower and Lender have agreed to increase the Warehousing Commitment Amount, terminate the Term Loan Commitment, and amend certain other terms of the Agreement, subject to the terms and conditions of this Amendment.

NOW, THEREFORE, the parties to this Amendment agree as follows:

1.	Subject to Borrower’s satisfaction of the conditions set forth in Section 18, the effective date of this Amendment is June 1, 2004 (“Effective Date”).

2.	Unless otherwise defined in this Amendment, all capitalized terms have the meanings given to those terms in the Agreement. Defined terms may be used in the singular or the plural, as the context requires. The words “include,” “includes” and “including” are deemed to be followed by the phrase “without limitation.” Unless the context in which it is used otherwise clearly requires, the word “or” has the inclusive meaning represented by the phrase “and/or.” References to Sections and Exhibits are to Sections and Exhibits of this Amendment unless otherwise expressly provided.

3.	The Cover Page, Table of Contents, Exhibit List and Preamble are amended and restated in their entirety as set forth in the Cover Page, Table of Contents, Exhibit List and Preamble attached to this Amendment. All references in the Agreement and other Loan Documents to the Cover Page, the Table of Contents, Exhibit List and Preamble are deemed to refer to the new Cover Page, Table of Contents, Exhibit List and Preamble.

4.	Article 1 of the Agreement is amended and restated in its entirety as set forth in Article 1 attached to this Amendment. All references in the Agreement and other Loan Documents to Article 1 (including each and every Section in Article 1) are deemed to refer to the new Article 1.

5.	Article 2 of the Agreement is amended and restated in its entirety as set forth in Article 2 attached to this Amendment. All references in the Agreement and other Loan Documents to Article 2 (including each and every Section in Article 2) are deemed to refer to the new Article 2.

6.	Article 3 of the Agreement is amended and restated in its entirety as set forth in Article 3 attached to this Amendment. All references in the Agreement and other Loan Documents to Article 3 (including each and every Section in Article 3) are deemed to refer to the new Article 3.

7.	Article 4 of the Agreement is amended and restated in its entirety as set forth in Article 4 attached to this Amendment. All references in the Agreement and other Loan Documents to Article 4 (including each and every Section in Article 4) are deemed to refer to the new Article 4.

8.	Article 5 of the Agreement is amended and restated in its entirety as set forth in Article 5 attached to this Amendment. All references in the Agreement and other Loan Documents to Article 5 (including each and every Section in Article 5) are deemed to refer to the new Article 5.

9.	Article 6 of the Agreement is amended and restated in its entirety as set forth in Article 6 attached to this Amendment. All references in the Agreement and other Loan Documents to Article 6 (including each and every Section in Article 6) are deemed to refer to the new Article 6.

10.	Article 7 of the Agreement is amended and restated in its entirety as set forth in Article 7 attached to this Amendment. All references in the Agreement and other Loan Documents to Article 7 (including each and every Section in Article 7) are deemed to refer to the new Article 7.

11.	Article 8 of the Agreement is amended and restated in its entirety as set forth in Article 8 attached to this Amendment. All references in the Agreement and other Loan Documents to Article 8 (including each and every Section in Article 8) are deemed to refer to the new Article 8.

12.	Article 9 of the Agreement is amended and restated in its entirety as set forth in Article 9 attached to this Amendment. All references in the Agreement and other Loan Documents to Article 9 (including each and every Section in Article 9) are deemed to refer to the new Article 9.

13.	Article 10 of the Agreement is amended and restated in its entirety as set forth in Article 10 attached to this Amendment. All references in the Agreement and other Loan Documents to Article 10 (including each and every Section in Article 10) are deemed to refer to the new Article 10.

14.	Article 11 of the Agreement is amended and restated in its entirety as set forth in Article 11 attached to this Amendment. All references in the Agreement and other Loan Documents to Article 11 (including each and every Section in Article 11) are deemed to refer to the new Article 11.

15.	Article 12 of the Agreement is amended and restated in its entirety as set forth in Article 12 attached to this Amendment. All references in the Agreement and other Loan Documents to Article 12 (including each and every Section in Article 12) are deemed to refer to the new Article 12.

16.	Exhibit H to the Agreement is amended and restated in its entirety as set forth in Exhibit H to this Amendment. All references in the Agreement and the other Loan Documents to Exhibit H are deemed to refer to the new Exhibit H.

17.	As of June 1, 2004, Borrower acknowledges and agrees that the Term Loan Commitment is terminated and no Term Loan Advances will be made by Lender from and after that date.

18.	Borrower must deliver to Lender (a) two executed copies of this Amendment, and (b) a document production fee.

19.	Borrower represents, warrants and agrees that (a) there exists no Default or Event of Default under the Loan Documents, (b) the Loan Documents continue to be the legal, valid and binding agreements and obligations of Borrower, enforceable in accordance with their terms, as modified by this Amendment, (c) Lender is not in default under any of the Loan Documents and Borrower has no offset or defense to its performance or obligations under any of the Loan Documents, (d) except for changes permitted by the terms of the Agreement, Borrower’s representations and warranties contained in the Loan Documents are true, accurate and complete in all respects as of the Effective Date and (e) there has been no material adverse change in Borrower’s financial condition from the date of the Agreement to the Effective Date.

20.	Except as expressly modified, the Agreement is unchanged and remains in full force and effect, and Borrower ratifies and reaffirms all of its obligations under the Agreement and the other Loan Documents.

21.	This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, Borrower and Lender have caused this Amendment to be duly executed on their behalf by their duly authorized officers as of the day and year above written.

MUNICIPAL MORTGAGE & EQUITY, LLC,
a Delaware limited liability company

By:		/s/ Gary A. Mentesana

Its :		Executive Vice President

MUNIMAE TEI HOLDINGS, LLC,
a Maryland limited liability company

By:		Municipal Mortgage & Equity, LLC,
a Delaware limited liability company
Its:		Sole Member

	By:	/s/ Gary A. Mentesana

	Its:	Executive Vice President

MIDLAND MORTGAGE INVESTMENT CORPORATION,
a Florida corporation

By:		/s/ Gary A. Mentesana

Its:		Executive Vice President

MMA CONSTRUCTION FINANCE, LLC, a Maryland
limited liability company

By:		MuniMae Investment Services Corporation,
a Maryland corporation
Its:		Sole Member

	By :	/s/ Gary A. Mentesana

	Its:	Executive Vice President

MMA CAPITAL CORPORATION, a Michigan corporation

By:		/s/ Gary A. Mentesana
Its:		Executive Vice President

RESIDENTIAL FUNDING CORPORATION,
a Delaware corporation

By:		/s/ Charles E. Schweitzer

Its :		Director